                                                                   EXHIBIT 10.11



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- --------------------------------------------------------------------------------




                                   CALMAT CO.

                                  $35,000,000





                            -----------------------
                            NOTE PURCHASE AGREEMENT
                            -----------------------





                           DATED AS OF JULY 23, 1993





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
                               TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----
SECTION 1.  ISSUE OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

     1.1    Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     1.2    Sale of Notes; Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

SECTION 2.  CONDITIONS OF CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

     2.1    Opinion of Purchaser's Special Counsel  . . . . . . . . . . . . . . . . . . . . . . . .     2
     2.2    Opinion of Company's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
     2.3    Representations and Warranties; No
            Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
     2.4    Purchase Permitted By Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . .     2
     2.5    Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
     2.6    Documents and Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     2.7    Completion of Audit and Investigation . . . . . . . . . . . . . . . . . . . . . . . . .     4
     2.8    Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     2.9    Payment of Fees and Expenses of Your
            Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     2.10   Delivery of Letter Regarding ERISA
            Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     2.11   Other Corporate Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

SECTION 3.  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

     3.1    Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     3.2    Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     3.3    Change of Control Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     3.4    Notice of Prepayment and Other Notices  . . . . . . . . . . . . . . . . . . . . . . . .     6
     3.5    General Provisions Concerning Prepayments . . . . . . . . . . . . . . . . . . . . . . .     7
     3.6    Surrender of Notes; Notation Thereon  . . . . . . . . . . . . . . . . . . . . . . . . .     7
     3.7    Interest After Date Fixed for Prepayment  . . . . . . . . . . . . . . . . . . . . . . .     7

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE
            COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

     4.1    Organization, Authority and Good
            Standing; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     4.2    Authorization of Agreement, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
            A.  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
            B.  No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
            C.  Governmental Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
            D.  Binding Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     4.3    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     4.4    No Material Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     4.5    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     4.6    Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

                                                                                                       Page
                                                                                                       ----
     4.7    Leases and Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     4.8    Outstanding Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     4.9    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     4.10   No Burdensome Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     4.11   Compliance with Other Instruments; Laws . . . . . . . . . . . . . . . . . . . . . . . .    11
     4.12   Trading with the Enemy Act, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     4.13   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     4.14   Environmental Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     4.15   Tax Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     4.16   Regulation G; Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     4.17   Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     4.18   Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     4.19   Patents, Trademarks and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     4.20   Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
     4.21   Offering of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF EACH
            NOTE PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

     5.1    Nature of Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
     5.2    Source of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

SECTION 6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

     6.1    Financial Statements and Other Reports  . . . . . . . . . . . . . . . . . . . . . . . .    16
     6.2    Information Required by Rule 144A . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
     6.3    Preservation of Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     6.4    Payment of Taxes and Other Potential
            Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     6.5    Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     6.6    Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     6.7    Equal Security for Notes; No Further
            Negative Pledges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
     6.8    Inspection of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
     6.9    Compliance With Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
     6.10   Compliance With Agreements, Duties and
            Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
     6.11   Environmental Notice and Inspection . . . . . . . . . . . . . . . . . . . . . . . . . .    22
     6.12   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

SECTION 7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24

     7.1    Limitations on Consolidated Total
            Liabilities and Indebtedness of
            Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
     7.2    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
     7.3    Dividends; Stock Retirements; and
            Restricted Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
     7.4    Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

                                                                                                       Page
                                                                                                       ----
     7.5    Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
            A.  Minimum Consolidated Tangible Net
                Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
            B.  Minimum Consolidated Fixed Charge
                Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
     7.6    Restriction on Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . .    27
     7.7    Restriction on Asset Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
     7.8    Sales and Lease-Backs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
     7.9    Transactions with Stockholders and
            Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
     7.10   Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     7.11   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     7.12   Independence of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     7.13   Purchase of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

SECTION 8.  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

     8.1    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

SECTION 9.  CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33

     9.1    Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     9.2    Accounting Terms; Financial Covenant
            Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
     9.3    Miscellaneous Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

SECTION 10. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47

    10.1    Note Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
    10.2    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
    10.3    Consent to Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    10.4    Form, Registration, Transfer and Exchange
            of Notes; Lost Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
    10.5    Persons Deemed Owners; Participations . . . . . . . . . . . . . . . . . . . . . . . . .    49
    10.6    Survival of Representations and
            Warranties; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
    10.7    Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
    10.8    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
    10.9    Payments Due on Non-Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
    10.10   Satisfaction Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
    10.11   Governing Law; Choice of Forum; Waiver of
            Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
    10.12   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
    10.13   Descriptive Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
    10.14   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51

                             EXHIBITS AND SCHEDULES


Exhibits

       A      Form of Promissory Note
       B      Compliance Certificate
       C      Form of Opinion of Company's Counsel
       D      Form of ERISA Letter
       E      Legality Under Delaware State Insurance
              Law
       F      Officer's Certificate Relating to
              Contingent Obligations

Schedules

       1      Subsidiaries
       2      Liens
       3      Environmental Protection
       4      Indebtedness
       5      Net Assets Held for Sale
       6      Pending Litigation
       7      Unpaid Taxes

                                   CALMAT CO.


                            NOTE PURCHASE AGREEMENT

                                                                 July 23, 1993

To The Purchasers Named
On Annex I Hereto

Ladies and Gentlemen:

          CALMAT CO., a Delaware corporation (the "Company"), and the undersigned purchasers of the Notes ("you" or the "Purchasers") hereby agree as follows:

SECTION 1.  ISSUE OF NOTES.

     1.1 Authorization. The Company has duly authorized an issue of $35,000,000 aggregate principal amount of its 6.70% Senior Unsecured Notes due July 23, 2000 (the "Notes"), such Notes to have terms and provisions substantially as set forth in Exhibit A hereto. The term "Notes" as used herein shall include all promissory notes delivered pursuant to the provisions of this Agreement and all promissory notes delivered in substitution or exchange therefor or in lieu thereof, and, where applicable, shall include the singular number as well as the plural. The term "Note" shall mean one of the Notes.

     1.2 Sale of Notes; Closing. The Company hereby agrees to sell to each of you, and each of you, subject to the terms and conditions herein set forth, hereby severally agrees to purchase from the Company, Notes in the aggregate principal amount set forth opposite your respective name in Annex I hereto.

          Delivery of the Notes so to be purchased by each of you hereunder shall be made at the offices of Morrison & Foerster, 555 West Fifth Street, Suite 3500, Los Angeles, California 90013 at 10:00 a.m. Los Angeles time on July 23, 1993 (the "Closing Date"), by the Company's delivery to each of you of one or more Notes (as specified by each of you prior to the Closing Date) payable to each of you (or your respective nominees) or registered assigns, dated the Closing Date, in the aggregate principal amount set forth opposite your respective name in Annex I hereto and duly executed by the Company. Delivery of the Notes hereunder shall be made against your payment to the Company by wire transfer of immediately available funds to Bank of America, Concord, California, ABA No. 1210 00358, Re: CalMat Co.,

Account No. 12577 00731 in the aggregate principal amount of such Notes to be purchased by you on the Closing Date.

SECTION 2.  CONDITIONS OF CLOSING.

          Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the Closing Date, of the following conditions:

     2.1 Opinion of Purchaser's Special Counsel. You shall have received from Morrison & Foerster, special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

     2.2 Opinion of Company's Counsel. You shall have received from Paul Stanford, general counsel for the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit C attached hereto.

     2.3 Representations and Warranties; No Default. The representations and warranties contained in Section 4 shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date no Default or Event of Default; and the Company shall have delivered to you an Officer's Certificate, dated the Closing Date, to both such effects.

     2.4 Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by you on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

     2.5 Legality. Each Purchaser shall have satisfied itself that (a) the Notes being purchased by such Purchaser on the Closing Date shall qualify on such Closing Date as a legal investment for life insurance companies under the
(x) New York Insurance Law (without resort to any provision of such law, such as Section 1405(a)(8)), (y) Delaware Insurance Law (without resort to any provision of such law, such as Section 1320) or (z) Texas Insurance Code (without resort to any provision of such law, such as Section 4(o) of

Article 3.3 thereof), permitting limited investments by each such Purchaser without restriction as to the character of the particular investment and (b) such purchase shall not subject such Purchaser or any Holder to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation. The Company shall complete Exhibit E hereto with respect to legal investments under Delaware law.

     2.6 Documents and Proceedings. The Company shall deliver each of the following instruments, agreements and documents to you, in each case in form and substance satisfactory to you and your special counsel:

          (i) Certified copies of the Certificate of Incorporation of the Company, together with good standing certificates (including verification of tax status) and telegrams, if available, from the Secretary of State of Delaware, and good standing certificates (including verification of tax status) from each State in which the Company is required to be qualified to transact business as a foreign corporation, each to be dated a recent date prior to the Closing Date and, in the case of the Certificate of Incorporation, to be certified as of the Closing Date by the Company's corporate secretary or an assistant secretary;

         (ii) Copies of the Company's Bylaws certified by its corporate secretary or an assistant secretary;

        (iii) Resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, the Notes and any other documents, instruments and certificates required to be executed by the Company in connection herewith or therewith, each certified by its corporate secretary or an assistant secretary;

         (iv) Signature and incumbency certificates of the Company's officers executing this Agreement, the Notes and any other documents, instruments and certificates required to be executed by the Company in connection herewith or therewith;

          (v) Executed originals of this Agreement and an executed original of your Note;

         (vi) A copy of the Credit Agreement and each other agreement evidencing the indebtedness identified with an asterisk (*) on Schedule 4 and all agreements, instruments or other documents creating any lien relating thereto, together in each case with all amendments, and in each case certified as a true, correct and complete copy of such agreement, instrument or document by an Authorized Officer; and

        (vii) Such other documents as you may reasonably request, including, without limitation an Officer's Certificate describing the agreements relating to the contingent obligations of the Company which are indemnified by Onoda Cement Co., Ltd.

     2.7 Completion of Audit and Investigation. You shall have completed such legal and business due diligence, including, without limitation, such investigations, reviews of financial controls and reporting, review of appraisals or summaries thereof, and audits of the Company and its operations, assets, litigation (pending or threatened) and loss contingencies, legal, regulatory and environmental matters, insurance coverage and reserves, and other matters as you may deem appropriate, and these investigations, reviews and audits shall have provided you with results and information which, in your sole opinion but in good faith, are satisfactory to warrant you purchasing a Note.

     2.8 Liens. You shall have received evidence, in form and substance satisfactory to you, that (i) the property of the Company (including all of the Company's real, personal and mixed property) is free and clear of all Liens other than Liens permitted by Section 7.2 and (ii) the Company has no agreement, contract or other obligation (written or otherwise) to create or grant any Lien, other than a Lien permitted by Section 7.2, in such property.

     2.9 Payment of Fees and Expenses of Your Counsel. The fees of Morrison & Foerster, and costs and expenses incurred by Morrison & Foerster or you in connection with the transactions contemplated herein, shall be paid by the Company to the extent such costs and expenses have been billed.

     2.10 Delivery of Letter Regarding ERISA Affiliates. Each of the Company and Metropolitan Life Insurance Company shall execute the letter regarding purchases of the Notes by the Purchasers for separate accounts, the form of which is attached hereto as Exhibit D.

     2.11 Other Corporate Actions. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by you and your counsel shall be reasonably satisfactory in form and substance to you and your counsel, and you and your counsel shall have received all such counterpart originals or certified copies of such documents as you may reasonably request.

SECTION 3.  PREPAYMENTS.

     3.1 Mandatory Prepayments. The Company covenants and agrees that it will prepay on the following dates, subject to the last paragraph of this Section 3.1, the aggregate principal amount of Notes (or such lesser amount of Notes as shall then be unpaid) set forth opposite such date, and such principal amount shall become due and payable on such dates:

                                  Principal Amount to
    Prepayment Date                   be Prepaid
    ---------------               -------------------
    July 23, 1997                      $8,750,000
    July 23, 1998                      $8,750,000
    July 23, 1999                      $8,750,000

          Each prepayment pursuant to this Section 3.1 shall be made at the principal amount so to be prepaid, together with accrued interest thereon to the date fixed for such prepayment, without premium. The Company shall pay the outstanding principal balance of each Note, together with accrued interest thereon, on July 23, 2000.

          The mandatory prepayments of principal on the Notes set forth in this
Section 3.1 shall be reduced pro rata by the amount of each such optional prepayment pursuant to Section 3.2 and by the amount of any prepayment upon a Change of Control pursuant to Section 3.3.

     3.2 Optional Prepayments. Upon notice given as provided in Section 3.4, the Company at its option may prepay the Notes as a whole or in part from time to time (in multiples of $500,000 principal amount) at the Yield Maintenance Price. Each such notice shall specify the date on which such prepayment is to be made (an "Optional Prepayment Date"), the principal amount of the Notes of each Holder so to be prepaid and the interest accrued thereon to the Optional Prepayment Date.

          On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price of the principal amount of the Notes so to be prepaid, which notice shall set forth in reasonable detail the computation thereof; provided, however, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other Holder for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all of the Holders, absent manifest error.

          Promptly after each such Calculation Date, the Company shall deliver to each Holder of Notes on or before such Optional Prepayment Date a certificate signed by a principal financial officer of the Company setting forth the Yield Maintenance Price of the principal amount of the Notes held by such Holder so to be prepaid, accompanied by a copy of the written notice by the Computing Holder referred to above (which sets forth the computation of the Yield Maintenance Price of the Notes held by the Computing Holder).

     3.3 Change of Control Prepayment. The Company covenants and agrees to give written notice to each Holder of Notes promptly after the occurrence of a Change of Control, but in any event within 5 days thereafter. Such notice shall (a) describe in reasonable detail the facts and circumstances giving rise to such Change of Control and the effect thereof on the Company, (b) offer to prepay, on a date (the "Change of Control Prepayment Date") which shall be not less than 30 days nor more than 60 days after the date of such notice, all the Notes held by such Holder, (c) request such Holder to notify the Company in writing, not less than 10 days prior to the Change of Control Prepayment Date, of its acceptance or rejection of such offer and (d) inform the Holder that, upon its receipt of such notice by the Company, failure to accept such offer in writing on or before the 10th day prior to the Change of Control Prepayment Date shall be deemed rejection of such offer.

          On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price of the principal amount of the Notes so to be prepaid, which notice shall set forth in reasonable detail the computation thereof; provided, however, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other Holder for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and the Computing Holder, absent manifest error.

          Promptly after each such Calculation Date, the Company shall deliver to each Holder on or before such Change of Control Prepayment Date a certificate signed by a principal financial officer of the Company setting forth the Yield Maintenance Price of the principal amount of the Notes held by such Holder so to be prepaid, accompanied by a copy of the written notice by the Computing Holder referred to above (which sets forth the computation of the Yield Maintenance Price of the Notes held by the Computing Holder).

     3.4 Notice of Prepayment and Other Notices. The Company shall give written notice of any prepayment of the Notes or any portion thereof pursuant to Section 3.2 not less than 30 nor more than 60 days prior to the date fixed for such prepayment in such notice, which notice shall specify the amount so to be prepaid, together with the interest to be paid thereon and the date fixed for such prepayment. Any notice of prepayment, Change of Control and all other notices to be given to any Holder of the Notes shall be given by registered or certified mail or by telecopy (and if by telecopy followed by overnight delivery of an original notice by a nationally recognized courier service) to such Holder at its address designated on the date of such notice on the register or other record maintained by the Company.

          Upon notice of any prepayment pursuant to Section 3.2 being given as provided in this Section 3.4, the Company covenants and agrees that it will prepay on the date therein fixed for prepayment the principal amount of the Notes so to be prepaid as specified in such notice at the Yield Maintenance Price together with interest accrued thereon to such date fixed for prepayment and the amounts so to be paid shall become due on such date fixed for prepayment.

     3.5 General Provisions Concerning Prepayments. In the event of any optional prepayment of less than all the outstanding Notes pursuant to Section
3.2 the Company will allocate the principal amount so to be prepaid (but only in units of $1,000) among the Holders of Notes in proportion, as nearly as may be, to the respective principal amounts of such Notes not theretofore called for prepayment, of which they shall be Holders.

     3.6 Surrender of Notes; Notation Thereon. The Company may, as a condition of payment of all or any of the principal of, premium, if any, or interest on the Notes, require the Holder to present its Note for notation of such payment and, if the Notes be paid in full, require the surrender thereof.

     3.7 Interest After Date Fixed for Prepayment. The Notes or any portion thereof to be prepaid pursuant to Sections 3.1, 3.2 or 3.3 shall cease to bear interest on and after the date fixed for such prepayment, unless, upon presentation for such purpose, the Company shall fail to pay any such Note or such portion, as the case may be, on or before the date fixed for such prepayment, in which event any such Note or such portion, as the case may be, shall bear interest on the principal amount thereof or the Yield Maintenance Price, as the case may be, at the Overdue Interest Rate from and after such date until paid and, so far as may be lawful, any overdue installment of interest shall bear interest at the Overdue Interest Rate.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of you that:

     4.1 Organization, Authority and Good Standing; Subsidiaries. Schedule 1 hereto correctly sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of the Company, and (ii) a statement of the capitalization of each such Subsidiary and the ownership of its stock. The shares of stock listed in Schedule 1 as owned by the Company or any of the Subsidiaries are so owned as of the date of this Agreement, free and clear of all Liens, and all such shares of stock have been duly issued and are fully paid and non-assessable. Each of the Company and its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its respective jurisdiction of incorporation and has full power and authority to own the properties and assets and to carry on the business which it now owns and carries on. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction wherein the nature of the property owned or leased by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

     4.2  Authorization of Agreement, Etc.

          A. Authorization. The execution, delivery and performance by the Company of this Agreement, the Notes and each of the other Documents are within the Company's corporate powers and have been authorized by all necessary corporate action.

          B. No Conflict. The execution, delivery and performance by the Company of this Agreement, the Notes and each of the other Documents, the application of the proceeds of the Notes and the consummation of any other transactions contemplated by this Agreement, the Notes and each of the other Documents do not and will not (i) violate any provision of law applicable to the Company, the Certificate of Incorporation or Bylaws (or other charter documents) of, or any order, judgment or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the Company, (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Company.

          C. Governmental Consents. The execution, delivery and performance by the Company of this Agreement, the Notes and each of the other Documents, and the application of the proceeds of the Notes and the consummation of any other transactions contemplated by this Agreement, the Notes and each of the other Documents do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any federal, state or other governmental authority or regulatory body or other Person.

          D. Binding Obligation. This Agreement, the Notes and each of the other Documents are the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

     4.3 Financial Statements. You have been furnished with copies of consolidated balance sheets of the Company and its Subsidiaries as at December 31 in the years 1988 to 1992, inclusive, the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal periods ended on said dates, accompanied in each case by the opinion of its independent certified public accountants. You have also been furnished with copies of such unaudited reports as at March 31, 1993.

          Said financial statements, including the related schedules and notes, are complete and correct and fairly present (i) the Consolidated financial condition of the Company and its Subsidiaries as at the respective dates of said balance sheets and (ii) the Consolidated results of the operations of the Company and its Subsidiaries for the fiscal periods ended on said dates, all in conformity with GAAP applied on a consistent basis (except as otherwise stated therein or in the notes thereto) throughout the period involved. As of the date of such financial statements the Company and its Subsidiaries had no material Contingent Obligation, contingent liability or liability for taxes, long term lease or unusual forward or long term commitments, which is not reflected in the foregoing financial statements or the notes thereto.

     4.4 No Material Changes. There has been no material adverse change in the business, operations, properties, prospects, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole, subsequent to December 31, 1992.

     4.5 Liens. Schedule 2 hereto correctly sets forth all Liens securing Indebtedness for money borrowed of the Company or its Subsidiaries existing on the date hereof.

     4.6 Title to Properties. Except for such defects of title or Liens which are immaterial in the aggregate to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have good and marketable fee title to all the real properties and good and marketable title to all other property reflected on the Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1992 referred to in Section 4.3, or purported to have been acquired by the Company or any of its Subsidiaries after said date, excepting, however, property sold or otherwise disposed of subsequent to said date in the ordinary course of business.

     4.7 Leases and Liens. None of the properties or assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1992 referred to in Section 4.3, or acquired by the Company or its Subsidiaries after said date, is held by the Company or any of its Subsidiaries subject to any Lien which would not be permitted by Section 7.2. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all of the material leases under which they are operating and all such leases are valid and subsisting and in full force and effect.

     4.8 Outstanding Indebtedness. The Company and its Subsidiaries have no outstanding Indebtedness except as set forth on Schedule 4. There exists no default or event of default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

     4.9 Litigation. Except as described on Schedule 6, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Subsidiary) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve any of the transactions herein contemplated or is reasonably likely to result in a Material Adverse Effect; and neither the Company nor any Subsidiary is in default or violation of any judgment, order, writ, injunction, decree or award or in violation in any way which would have a Material Adverse Effect of any statute, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     4.10 No Burdensome Provisions. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate or legislative restriction or any judgment, order, writ, injunction, decree, award, rule or regulation which materially and adversely affects or in the future may (so far as the Company can now foresee) materially and adversely affect the business, operations, properties, prospects, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole.

     4.11 Compliance with Other Instruments; Laws. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any bond, debenture, note or other evidence of Indebtedness of the Company or such Subsidiary or contained in any instrument under or pursuant to which any thereof has been issued or made and delivered. Neither the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated nor compliance by the Company with the terms, conditions and provisions hereof and of the Notes will violate any provision of law or rule or regulation thereunder or any order, injunction or decree of any court or other governmental body to which the Company or any Subsidiary is a party or by which any thereof is bound or conflict with or result in a breach of any of the terms, conditions or provisions of the corporate charter or by-laws of the Company or any Subsidiary or of any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any such Subsidiary is bound, or constitute a default thereunder, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of the Company or any Subsidiary. The Company and each Subsidiary is in compliance in all material respects with all applicable laws, statutes, rules and regulations, if non-compliance therewith could have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     4.12 Trading with the Enemy Act, etc. Neither this Agreement nor any of the transactions contemplated hereby will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor. The proceeds from issuance of the Notes will not be used by the Company in a manner which will violate any such regulations, rulings or legislation.

     4.13 ERISA. The Company and its Subsidiaries are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder. No Reportable Event, for which the 30 day notice requirement under 29 CFR Part 2615 is not waived, has occurred and is continuing with respect to any Plan and neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation under
Section 4062 of ERISA. As used in this Section 4.13, the term "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, and the term "Plan" means any plan defined in Section 4021(a) of ERISA in respect of which the Company or any Subsidiary is an "employer" or a "substantial employer" as said terms are defined in Sections 3(5) and 4001(a)(2), respectively, of ERISA. The Company has not incurred any material accumulated funding deficiency within the meaning of ERISA. Based on the representations set forth in Section 5, the execution and delivery to each Holder by the Company of the Notes and the consummation of the transactions contemplated by this Agreement will not involve any "prohibited transaction" within the meaning of ERISA or of Section 4975 of the Internal Revenue Code of 1986, as amended.

     4.14 Environmental Protection. Except as disclosed on Schedule 3 annexed hereto:

          (i) the operations of the Company and its Subsidiaries comply in all material respects with all Hazardous Materials Laws;

         (ii) the Company and its Subsidiaries have obtained all material permits, licenses and approvals under all Hazardous Materials Laws necessary for their respective operations, and all such permits, licenses and approvals are in good standing and the Company and its Subsidiaries are in compliance with all material terms and conditions of such permits, licenses and approvals;

        (iii) the Company and its Subsidiaries and all of their present property or operations, and to the best of the Company's knowledge, their past property or operations, are not subject to any outstanding written order from or agreement with any governmental authority or other Person and are not subject to any judicial or docketed administrative proceeding or investigation, respecting (a) any Hazardous Materials Laws, (b) any Remedial Action or
     (c) any material Environmental Liabilities and Costs;

         (iv) none of the Company or any of its Subsidiaries has ever been or is now a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., related regulations or any other state equivalent;

          (v) none of the Company or any of its Subsidiaries has filed or should have filed any notice required under any Hazardous Materials Laws reporting a Release into the environment which Release has or would have any reasonable likelihood of having a Material Adverse Effect and none of the Company or any of its Subsidiaries has filed or should have filed any notice pursuant to Section 103(a) or (c) of the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA");

         (vi) there is not now on or in any property of the Company or any of its Subsidiaries;

               (a)  any underground storage tanks or surface impoundments,

               (b)  any Hazardous Materials, or

               (c) any polychlorinated biphenyls (PCBs) used in electrical or other equipment,

     the presence of which has any reasonable likelihood of having a Material Adverse Effect;

        (vii)  none of the Company or any of its Subsidiaries has received
     (a) any notice or claim to the effect that it is or may be liable to any Person as a result of a Release or threatened Release which Release or threatened Release has any reasonable likelihood of having a Material Adverse Effect, or (b) any letter or request for information under Section 104 of CERCLA or comparable State laws;

       (viii) there are no past or present conditions or circumstances which may give rise to any Environmental Liabilities or Costs arising from the operations of the Company or any of its Subsidiaries, including but not limited to off-site disposal of any Hazardous Materials by or on behalf of the Company or any of its Subsidiaries, which in the aggregate is reasonably likely to have a Material Adverse Effect;

         (ix) no Environmental Lien (whether recorded or unrecorded) has attached to any real or personal property owned, used or operated by the Company or any of its Subsidiaries; and

          (x) the Company and each of its Subsidiaries is in material compliance with any applicable financial responsibility requirements of all Hazardous Materials Laws, including without limitation those contained in 40 C.F.R., parts 264 and 265, subpart H, and any state equivalents.

     4.15 Tax Liability. Except as disclosed on Schedule 7, the Company and its Subsidiaries have filed all tax returns which are required to be filed (or have been granted an extension of time to file such returns) and have paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their respective properties, assets, income and franchises which have become due and payable by the Company or any of its Subsidiaries, except those wherein the amount, applicability or validity are being contested by the Company or any such Subsidiary by appropriate proceedings in good faith and in respect of which adequate reserves have been established. In the opinion of the Company, all tax liabilities of the Company and its Subsidiaries were adequately provided for as of March 31, 1993 and are now so provided for on the books of the Company and its Subsidiaries.

     4.16 Regulation G; Use of Proceeds. The proceeds from the sale of the Notes will be applied by the Company to repay short term indebtedness. None of the proceeds of the issuance of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G (12 C.F.R., Chapter II, Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any such extension of credit a "purpose credit" within the meaning of said Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause the transactions contemplated herein to violate said Regulation

G, Regulation T (12 C.F.R., Chapter II, Part 220) or Regulation X (12 C.F.R., Chapter II, Part 224) or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

     4.17 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company," or a Person "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     4.18 Labor Matters. There are no strikes or other labor disputes or grievances pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     4.19 Patents, Trademarks and Licenses. The Company possesses all of the licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct its business as heretofore conducted by it.

     4.20 Disclosure. Neither this Agreement, nor any of the exhibits or schedules hereto, nor any certificate or other data furnished to the Holders in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which materially and adversely affects or in the future may (so far the Company can now foresee) materially and adversely affect the business, operations, properties, prospects, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole, which has not been disclosed to the Holders in writing.

     4.21 Offering of Notes. Neither the Company nor any agent acting in its behalf has, either directly or indirectly, sold or offered for sale or disposed of, or attempted or offered to dispose of, the Notes or any part thereof, or any similar obligation of the Company, to, or has solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than the Holders and not more than ten other Persons, all of whom were institutional investors; and the Company agrees that neither it nor any agent acting on its behalf will sell or offer for sale or dispose of, or attempt or offer to dispose of, any thereof to, or solicit any offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any Persons or Persons so as thereby to bring the issuance or delivery of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF EACH NOTE
            PURCHASER.

          Each of you severally represents and warrants that:

     5.1 Nature of Purchase. You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control. You understand that the Notes, unless agreed by the Company and the Holder thereof, shall bear a legend substantially to the following effect:

     "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM."

     5.2 Source of Funds. No part of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitute assets allocated to any separate account maintained by you in which any employee benefit plan, other than employee benefit plans identified on Exhibit D, participates (or will, while any of the Notes remain outstanding, participate) to the extent of 10% or more, and you will, with respect to your purchase of the Notes, comply with the conditions of Section III of Prohibited Transactions Class Exemption 90-1 issued by the United States Department of Labor. For the purpose of this Section 5.2, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

SECTION 6.  AFFIRMATIVE COVENANTS.

     6.1 Financial Statements and Other Reports. The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP applied on a consistent basis. The Company covenants that it will deliver to each Holder of the Notes:

          (i) as soon as practicable and in any event within fifty (50) days after the end of the first three fiscal quarters in each fiscal year of the Company, the Consolidated balance sheet of the Company as at the end of such period and the related Consolidated statements of income and retained earnings of the Company for such fiscal quarter and the related statement of cash flows for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail (including, without limitation on divisional operations) and certified by the chief financial officer, the controller or the treasurer of the Company, that they fairly present the financial condition of the Company and its Subsidiaries, as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject only to changes resulting from audit and normal year-end adjustment;

         (ii)  as soon as practicable and in any event within one hundred
     (100) days after the end of each fiscal year of the Company, the Consolidated balance sheet of the Company as at the end of such fiscal year and the related Consolidated statements of income, retained earnings and cash flows of the Company for such fiscal year, setting forth in comparative form the corresponding figures from the audited financial statements from the previous fiscal year, all in reasonable detail, accompanied by a report thereon of an independent certified public accounting firm of recognized national standing selected by the Company, which report shall be unqualified as to going concern and scope of audit and shall state that such Consolidated financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards;

        (iii) together with each delivery of financial statements of the Company and its Subsidiaries pursuant to paragraphs (i) and (ii) above, (a) an Officer's Certificate of the Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event that constitutes a Default or Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance by the Company at the end of such accounting periods with the covenants contained in Sections 7.1 through 7.7, inclusive.

         (iv) together with each delivery of audited financial statements of the Company and its Subsidiaries, pursuant to paragraph (ii) above, an Officer's Certificate certifying that the auditors have reviewed the terms of this Agreement as they relate to accounting matters and tested compliance with the covenants during the course of their audit and that they are not aware of any condition or event that constitutes a Default or Event of Default; provided that nothing in this paragraph (iv) shall require the auditors to expand or otherwise change the scope of their audit examination;

          (v) promptly upon receipt thereof, copies of all significant reports submitted to any of the Company and its Subsidiaries by independent public accountants in connection with each annual, interim or special audit or review of the financial statements or practices of the Company and its Subsidiaries, made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

         (vi) promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by any of the Company and its Subsidiaries to their security holders (excluding internal reports from any Subsidiary to the Company), (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of the Company and its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority and (c) all press releases and other statements regarding management or financial matters made available generally by any of the Company and its Subsidiaries to the public concerning material developments in the business of the Company and its Subsidiaries taken as a whole;

        (vii)  promptly upon any officer of the Company obtaining knowledge
     (a) that a condition or event has occurred and is continuing that constitutes a Default or Event of Default, or becoming aware that any Holder has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (b) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(v), or (c) of a material adverse change in the business, operations, properties, prospects, assets or condition, financial or other, of the Company and its Subsidiaries taken as whole, an Officer's Certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such Holder or Person and the nature of such claimed default, Default or Event of Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

       (viii) promptly upon any officer of the Company obtaining knowledge of (a) the institution of, or nonfrivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed by the Company to the Holders, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, that, in either case:

               (y) creates a reasonable possibility of a Material Adverse Effect; or

               (z) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages in excess of $1,000,000 or obtain relief as a result of, the issuance of the Notes;

     the Company shall promptly give notice thereof to each Holder and provide such other information as may be reasonably available to it to enable each Holder and its counsel to evaluate such matters;

         (ix) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (x) to the extent provided to the lenders under the Credit Agreement, as soon as practicable and in any event within forty-five (45) days after the beginning of each fiscal year, a consolidated financial budget with reasonable detail on divisional operations for the then current fiscal year and within seventy-five (75) days after the beginning of each fiscal year, a Consolidated long range plan and financial forecast for the Company and its Subsidiaries for the then current fiscal year and each subsequent fiscal year through the end of the fifth fiscal year, including, without limitation, a forecasted Consolidated balance sheet and Consolidated statements of income and cash flow for each such fiscal year; and

         (xi) with reasonable promptness, such other information and data with respect to any of the Company and its Subsidiaries as from time to time may be reasonably requested by any Holder.

With respect to the reporting obligations described in clauses (viii) and (ix), the Company and each of you agree that the Company shall not be required to deliver any such notice unless (a) the Company is required to disclose such information to the public pursuant to the Securities Act or the Exchange Act (as long as the Company is subject to the reporting obligations of Section 13 of the Exchange Act as an issuer of a security), or (b) the Company provides notice of any such threat, action, suit, proceeding, governmental investigation, arbitration, ERISA Event or action threatened or taken by the Internal Revenue Service, Department of Labor or PBGC to any other holder of Indebtedness of the Company or any of its Subsidiaries.

     6.2 Information Required by Rule 144A. The Company covenants that it will, upon the request of the Holder of any Note, provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes. For the purpose of this Section 6.2, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     6.3 Preservation of Existence. The Company covenants that it will, and will cause each of its Subsidiaries to, preserve and maintain its existence, and all material licenses, rights, franchises and privileges in the jurisdiction of its formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any governmental agency that are necessary for the transaction of its business, including, without limitation, all notices, permits or licenses, if any, filed or obtained with regard to compliance with environmental laws, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties, except where the failure to do any of the foregoing would not have a Material Adverse Effect and except that the Company may dispose of Subsidiaries, if not prohibited by any other provision of this Agreement, and may merge Subsidiaries with other Subsidiaries or into the Company.

     6.4 Payment of Taxes and Other Potential Liens. The Company covenants that it will, and will cause each of its Subsidiaries to, pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or its property or any part thereof, upon its income or profits or any part thereof or upon any right or interest of any party under this Agreement, any Note, or any Document, except that (i) the Company shall not be required to pay or cause to be paid any tax, assessment, charge or levy that is not yet delinquent if such items are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) any failure by the Company to pay or cause to be paid any tax, assessment, charge or levy that is immaterial in amount and is a state or local tax, assessment, charge or levy which the Authorized Officers of the Company were not aware was due shall not constitute a default under this Section 6.4.

     6.5 Maintenance of Properties. The Company will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof consistent with past practices.

     6.6 Maintenance of Insurance. The Company will maintain or cause to be maintained, with financially sound and reputable insurers (or self-insurance consistent with the Company's past practices), insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

     6.7  Equal Security for Notes; No Further Negative Pledges.

          A. If the Company or any of its Subsidiaries shall create or assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of
Section 7.2, it shall make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by any Holder to any creation or assumption of any such Lien not permitted by the provisions of Section 7.2.

          B. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien in favor of any Holder upon its properties or assets, whether now owned or hereafter acquired; provided, however, that the Company may incur Indebtedness otherwise permitted under this Agreement which provides that if the Notes are at any time secured by a Lien on the property or assets of the Company or any of its Subsidiaries, such Indebtedness shall be secured by such Lien equally and ratably with the Notes.

     6.8 Inspection of Property. The Company covenants that it will permit any Person designated by any Holder in writing at such Holder's expense or, if following any Event of Default or Default which is continuing, at the expense of the Company, to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as any such Holder may reasonably request.

     6.9 Compliance With Laws. The Company covenants that it will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws and orders of any governmental agency, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

     6.10 Compliance With Agreements, Duties and Obligations. The Company covenants that it will, and will cause each of its Subsidiaries to, promptly and fully comply with all of its agreements, duties and obligations under this Agreement, the Notes, and the Documents, and under any other material agreements, indentures, leases and/or instruments to which it is a party, whether such other agreements, indentures, leases or instruments are with you or any other Person, except that the Company and its Subsidiaries need not comply with any such other agreements, indentures, leases or instruments then being contested by it in good faith by appropriate proceedings or if the failure to comply with such other agreements, indentures, leases or instruments would not have a Material Adverse Effect in either case so long as no material interest of any Holder would be materially impaired thereby.

     6.11  Environmental Notice and Inspection.  The Company shall:

          (i) comply and shall cause each of its Subsidiaries to comply, and shall use its best efforts in order to cause (a) all tenants under any lease or occupancy agreement affecting any portion of any property owned, used, leased or operated by the Company or any of its Subsidiaries and (b) all other Persons on or occupying such property to comply, with all Hazardous Materials Laws;

         (ii) notify each Holder in writing and in reasonable detail, promptly, and in any event within thirty days of the Company or any of its Subsidiaries receiving any of the following:

               (a) written notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release or has or is in violation of any Hazardous Materials Laws, in each case if the same has any reasonable likelihood of having a Material Adverse Effect;

               (b) written notice that any real or personal property of the Company or any of its Subsidiaries is subject to an Environmental Lien; and

               (c) written notice of the commencement of any judicial or administrative proceeding or investigation alleging a violation of any Hazardous Materials Laws or subjecting the Company or any of its Subsidiaries to Environmental Liabilities and Costs, in each case if the same has any reasonable likelihood of having a Material Adverse Effect;

        (iii) notify each Holder promptly and in any event within thirty days, of:

               (a) any Release which has any reasonable likelihood of having a Material Adverse Effect and which is required to be reported to any federal, state or local governmental or regulatory agency under any applicable Hazardous Materials Laws;

               (b) any and all written communications with respect to any Environmental Liabilities and Costs that are reasonably likely to have a Material Adverse Effect or any Release required to be reported to any federal, state or local governmental or regulatory agency;

               (c) any Remedial Action taken by the Company, any of its Subsidiaries or any other Person in response to (1) any Hazardous Materials on, under or about any property owned, used or operated by the Company or any of its Subsidiaries, the existence of which is reasonably likely to result in a Material Adverse Effect or (2) any Environmental Liabilities and Costs that are reasonably likely to result in a Material Adverse Effect;

               (d) the Company's or any of its Subsidiary's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any material facility owned, used or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws;

               (e) any request for information from any governmental agency that suggests that such agency is investigating whether the Company or any of its Subsidiaries may be potentially responsible for a Release which Release has any reasonable likelihood of having a Material Adverse Effect;

               (f) any proposed acquisition of stock, assets, real estate, or leasing of property by the Company or any of its Subsidiaries that could reasonably be expected to subject the Company or any of its Subsidiaries to a Material Adverse Effect resulting from Environmental Liabilities and Costs; and

               (g) any proposed action taken by the Company or any of its Subsidiaries to commence manufacturing, industrial, or other operations that could reasonably be expected to subject the Company or any of its Subsidiaries to additional laws, rules or regulations, including but not limited to the obtaining of environmental, health or safety permits, licenses or approvals or Environmental Liabilities and Costs, that could reasonably be expected to have a Material Adverse Effect; and

         (iv) submit, upon written request by any Holder, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to this Section 6.11 and any other environmental, health or safety compliance obligation, remedial obligation or liability that could have a Material Adverse Effect.

     6.12 Further Assurances. At any time or from time to time upon the request of any Holder, the Company shall, and shall cause its Subsidiaries to, execute and deliver such further documents and do such other acts and things as any Holder may reasonably request in order to effect fully the purposes of this Agreement and each of the other Documents and to provide for payment of the Notes and interest thereon, in accordance with the terms of this Agreement.

SECTION 7.  NEGATIVE COVENANTS.

     7.1 Limitations on Consolidated Total Liabilities and Indebtedness of Subsidiaries.

          A. The Company will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth on the last day of each fiscal quarter of the Company to exceed 1.00 to 1.00; provided, however, that for purposes of this Section 7.1A, until the date on which the Company sells the Rio Vista Tower (as more fully described on Schedule 5) (i) the Indebtedness of the Company relating to the Rio Vista Tower in an amount not in excess of $15,000,000 shall be excluded from the definition of Indebtedness, and (ii) a corresponding amount shall be excluded from Consolidated Tangible Assets; and, provided, further, that for purposes of this Section 7.1A, on and after the date that the Company sells the Rio Vista Tower an amount (but not less than 0) equal to the Indebtedness of the Company (but not in excess of $15,000,000) relating to the Rio Vista Tower on the date of such sale minus the aggregate cash proceeds received by the Company (whether in a lump sum or installments, and including any interest received thereon) from such sale (x) shall be excluded from the definition of Indebtedness, and (y) a corresponding amount shall be excluded from Consolidated Tangible Assets.

          B. The Company will not permit any Subsidiary, and the Subsidiaries as a whole, to have, at any one time, Indebtedness in an amount in excess of 5.0% of Consolidated Tangible Net Worth, excluding for purposes of this Section 7.1B Indebtedness of Subsidiaries on the Closing Date and identified on
Schedule 4.

          C. Any Indebtedness owed by the Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Notes by the Company.

     7.2 Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

          (i)  Permitted Liens;

         (ii)  Liens in existence on the Closing Date and set forth on
     Schedule 2; and

        (iii) Liens on property used in the conduct of the Company's business to secure Indebtedness permitted pursuant to Section 7.1 which was incurred to purchase, or to finance or refinance the purchase price of, the property encumbered by such Lien;

provided, however, that the aggregate value of the property encumbered by the Liens permitted pursuant to this Section 7.2 shall at no time exceed 10% of Consolidated Tangible Net Worth.

     7.3 Dividends; Stock Retirements; and Restricted Investments. The Company will not declare or pay any dividends (other than dividends payable solely in capital stock of the Company) on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, or permit any Subsidiary to purchase any shares of any class of stock of the Company, or make, or permit any Subsidiary to make, any Restricted Investment, unless, immediately after giving effect to such action, there exists no Default or Event of Default, and the sum of

          (i) the amounts declared and paid or payable as, or set apart for, dividends (other than dividends paid or payable in capital stock of the Company) on all shares of stock of all classes of the Company or distributed in respect of such shares of stock subsequent to December 31, 1992, and

         (ii) the amounts applied to, or set apart for, the purchase (including purchases by Subsidiaries), redemption or retirement of shares of stock of all classes of the Company subsequent to December 31, 1992, and

        (iii) the Aggregate Amount of Restricted Investments

will not exceed the sum of $20,000,000 plus 50% of cumulative Consolidated Net Income (or, in the case of a negative cumulative Consolidated Net Income, minus 50% of such deficit) accrued for each fiscal year subsequent to December 31, 1992 plus the net cash proceeds received by the

Company from the sale of its common stock after the Closing Date, excluding common stock sold to any Subsidiary of the Company.

         Except as provided herein, the Company will not and will not permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Company or any Subsidiary of the Company; (b) make loans or advances to the Company or any other Subsidiary; or (c) transfer any of its property or assets to the Company or any other Subsidiary.

    7.4 Contingent Obligations. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

         (i) the Company may become and remain liable with respect to guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business; and

        (ii) the Company may become and remain liable with respect to Contingent Obligations; provided that the maximum aggregate liability of the Company in respect of all such Contingent Obligations shall not exceed $40,000,000 at any time.

    7.5  Financial Covenants.

         A. Minimum Consolidated Tangible Net Worth. The Company will not permit Consolidated Tangible Net Worth on the last day of any fiscal quarter to be less than the sum of (i) $250,000,000 plus (ii) an amount equal to fifty percent (50%) of the Company's Consolidated Net Income (or 0% should Consolidated Net Income be negative) for each fiscal year, measured on a cumulative basis for each fiscal year ending on or after the date of this Agreement.

         B. Minimum Consolidated Fixed Charge Coverage Ratio. The Company will not permit the ratio of Consolidated Income Available For Consolidated Fixed Charges to Consolidated Fixed Charges for the four consecutive fiscal quarters ending on the last day of any fiscal quarter of the Company to be less than the ratio for each period indicated below:

              Four Fiscal                    Minimum
              Quarters Ending                 Ratio
              ---------------                 -----
              June 30, 1993                  0.75:1.00
              September 30, 1993             0.65:1.00
              December 31, 1993              1.35:1.00
              March 31, 1994                 1.35:1.00
              June 30, 1994                  1.85:1.00
              September 30, 1994             1.85:1.00
              December 31, 1994 and
                each quarter thereafter      2.25:1.00

    7.6 Restriction on Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise a division, business unit or all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

         (i) the Company may acquire by purchase or otherwise a division, business unit or all or substantially all of the business, property or fixed assets of, or acquire stock or other evidence of beneficial ownership of, any Person; provided that: (a) no Default or Event of Default has occurred and is continuing, or would occur as a result of such acquisition, and (b) the acquisition is of a Person engaged in, or assets utilized in, a similar, or vertically integrated, line of business as that of the Company; and

        (ii) a wholly-owned Subsidiary of the Company or a Subsidiary of the Company acquired pursuant to Section 7.6(i) may be merged or consolidated with the Company or any other wholly-owned Subsidiary; provided, that (a) if the merger or consolidation involves the Company, the Company shall be the continuing or surviving corporation, and (b) no Default or Event of Default has occurred and is continuing, or would occur as a result of such merger or consolidation.

    7.7 Restriction on Asset Sales. Neither the Company nor any of its Subsidiaries will convey, sell, lease, sublease, transfer or otherwise dispose of, any of its assets, whether now owned or hereafter acquired, except that the Company and its Subsidiaries may:

         (i) sell or dispose of inventory and worn-out or obsolete equipment in the ordinary course of business; and

        (ii) in addition to Asset Sales permitted pursuant to Section 7.7(i), convey, sell, transfer or otherwise dispose of their respective assets if the aggregate Book Value of Assets Sold of all such Asset Sales (excluding sales of any Net Assets Held For Sale listed on Schedule 5 as of the date hereof) in any consecutive twelve-month period of the Company does not exceed fifteen percent (15%) of Consolidated Tangible Net Worth as determined as of the last day of the immediately preceding fiscal year; provided, however, that the Company and its Subsidiaries shall not make any such Asset Sales if the aggregate Book Value of Assets Sold of all such Asset Sales (excluding sales of any Net Assets Held For Sale listed on
    Schedule 5 as of the date hereof), measured on a cumulative basis from the Closing Date, exceeds forty percent (40%) of Consolidated Tangible Net Worth as determined as of the last day of the immediately preceding fiscal year.

    7.8 Sales and Lease-Backs. The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to become or remain liable as lessee or as guarantor or other surety with respect to any lease with any Person, whether an operating lease or a capital lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to such Person or such Person's Affiliate, or (ii) which the Company or any such Subsidiary intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or such Person's Affiliate in connection with such lease.

    7.9 Transactions with Stockholders and Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of the Company or with any Affiliate of the Company or any such holder on terms that are less favorable to the Company or any such Subsidiary than those which might be obtained at the time from Persons who are not such a holder or Affiliate; provided, however, that the Company may engage in transactions with its wholly-owned Subsidiaries on a basis consistent with past practices; provided, further, that the Company may enter into such transactions with non-wholly-owned Subsidiaries as long as the transactions are not, either individually or in the aggregate, material to the Company.

    7.10 Conduct of Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the business engaged in by it on the date hereof and any businesses or activities substantially similar to, vertically integrated with, or related thereto.

    7.11 Use of Proceeds. The Company will not use all or any portion of the Proceeds from the issuance of any Note for any purpose other than as set forth in Section 4.16.

    7.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

    7.13 Purchase of Notes. The Company will not, and will not permit any of its Subsidiaries or Affiliates to, purchase, redeem or otherwise acquire any Note, directly or indirectly, except upon the payment or prepayment thereof in accordance with the terms of this Agreement and such Note or pursuant to an offer made pro rata and on the same terms to the Holders of all Notes. In case the Company, any Subsidiary or any Affiliate acquires any Note or Notes pursuant to any such offer, such Note or Notes shall thereafter be cancelled and shall not be reissued, and no Note shall be issued in substitution therefor.

SECTION 8.  DEFAULTS AND REMEDIES.

    8.1 Events of Default. If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) default in the payment of any interest upon any Note when such interest becomes due and payable, and such default shall have continued for a period of five (5) days; or

        (ii) default in the payment of principal of (or premium, if any, on) any Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment (including, without limitation, a prepayment as provided in Section 3.1) or by acceleration or otherwise; or

       (iii) default in the performance or observance of any covenant, agreement or condition contained in Section 7; or

        (iv) default in the performance or observance of any other covenant, agreement or condition contained in the Notes or in this Agreement and continuance of such default for a period of 30 days after any Authorized Officer has obtained knowledge of such default; or

         (v) the Company or a Subsidiary shall not pay when due, whether by acceleration or otherwise, any evidence of indebtedness of the Company or such Subsidiary (other than the Notes) or any condition or default shall exist under any such evidence of indebtedness or under any agreement under which the same may have been issued permitting (or, with the giving of notice or lapse of time or both, would permit) such evidence of indebtedness to become or be declared due prior to the stated maturity thereof or by which the holder thereof may cause or require the Company or any Subsidiary to purchase such indebtedness prior to the stated maturity thereof; provided that the aggregate outstanding principal amount of all such indebtedness (including any indebtedness that may be or is declared due by reason of the same nonpayment, condition or default) is in excess of $5,000,000;

        (vi) the Company or any Subsidiary shall file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or an answer consenting to, admitting the material allegations of or otherwise not controverting, or shall fail to timely controvert, a petition filed against the Company or such Subsidiary seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or the Company or any Subsidiary shall file such a petition or answer with respect to relief under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

       (vii) a court of competent jurisdiction shall enter an order for relief which is not stayed within 60 days from the date of entry thereof against the Company or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended; or there shall be entered an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed within 60 days from the date of entry thereof adjudging the Company or any Subsidiary a bankrupt or insolvent, or ordering relief against the Company or any Subsidiary, or approving as properly filed a petition seeking relief against the Company or any Subsidiary, under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs; or any involuntary petition against the Company or any Subsidiary seeking any of the relief specified in this clause shall not be dismissed within 60 days of its filing; or

      (viii) the Company or any Subsidiary shall make a general assignment for the benefit of its creditors; or the Company or any Subsidiary shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of the Company or such Subsidiary or of all or any substantial part of its property; or the Company or any Subsidiaries shall have admitted to its insolvency or inability to pay, or shall have failed to pay, its debts generally as such debts become due; or the Company or any Subsidiary or its directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company or such Subsidiary (other than as contemplated by Sections 7.6 and 7.7); or

        (ix) the rendering against the Company or a Subsidiary of a final judgment, decree or order for the payment of money in excess of $500,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

         (x) the Company or any Subsidiary shall (1) engage in any nonexempted "prohibited transaction," as defined in Sections 406 and 408 of ERISA and
    Section 4975 of the Internal Revenue Code of 1986, as amended, (2) incur any "accumulated funding deficiency," as defined in Section 302 of ERISA, whether or not waived, or (3) terminate or permit the termination of any "employee pension benefit plan," as defined in Section 3 of ERISA, in a manner which could result in the imposition of a Lien on the property of the Company or such Subsidiary pursuant to Section 4068 of ERISA; or

        (xi) any representation by or on behalf of the Company in this Agreement or any certificate or instrument furnished in connection herewith or with the Notes proves to have been false or misleading in any material respect as of the date given or made;

then (a) upon the occurrence of any Event of Default described in Sections 8.1(vi), 8.1(vii) or 8.1(viii) with respect to the Company (each a "Bankruptcy Default"), all of the Notes shall automatically become immediately due and payable, (b) upon the occurrence of any Event of Default described in Section 8.1(i) or Section 8.1(ii), the Holder of any Note may at any time during its continuance, by written notice to the Company, declare such Note to be due and payable, whereupon such Note shall forthwith mature and become due and payable or (c) upon the occurrence of any Event of Default other than a Bankruptcy Default, the Holder or Holders of at least a majority in principal amount of the Notes then outstanding (exclusive of any Notes held by the Company, any Subsidiary or any Affiliate of the Company) may at any time during its continuance, by written notice to the Company, declare all of the Notes to be due and payable, whereupon in each case all of the Notes shall forthwith mature and become due and payable.

         Notwithstanding anything contained in the preceding paragraph, at any time within 60 days after an acceleration of the Notes pursuant to such paragraph, the Requisite Holders by notice to the Company may rescind the acceleration and its consequences if all existing Events of Default have been cured or waived (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) and such rescission would not conflict with any judgment or decree entered by any court of competent jurisdiction.

         The amount payable upon the occurrence of a Bankruptcy Default shall be the entire unpaid principal amount of the Notes, together with interest accrued thereon, to the extent permitted by law, to the date of payment, and such amount shall be payable without presentment, demand, protest or other requirement of any kind, all of which are expressly waived by the Company. The amount payable upon an acceleration based on any other Event of Default shall be, to the extent permitted by law, the Yield Maintenance Price of the Notes so accelerated, together with interest accrued on the unpaid principal amount of the Notes so accelerated to the date of payment, and such amount shall be payable without presentment, demand, protest or further notice, all of which are expressly waived by the Company.

         On the Calculation Date, the Computing Holder shall give written notice to the Company and all the Holders of the amount of the Yield Maintenance Price of the Notes so accelerated, which notice shall set forth in reasonable detail the computation thereof; provided, however, that the failure of the Computing Holder to make such determination shall not affect the obligation of the Company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other Holder for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all of the Holders of the Notes, absent manifest error.

SECTION 9.

    9.1  CERTAIN DEFINITIONS.

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Aggregate Amount" when used with respect to Restricted Investments at any particular time means and shall be calculated by adding together the amount of each such Restricted Investment, determined, with respect to each such Restricted Investment, at the greater of:

         (a) with respect to each Restricted Investment (other than guarantees of Indebtedness), the amount originally entered on the books of the Company or any Subsidiary with respect thereto or the cost thereof to the Company or such Subsidiary, whichever shall be greater, minus in each case any net return of capital (after income taxes applicable thereto) upon such Restricted Investment through the sale or liquidation of such Restricted Investment or any part thereof, or otherwise; and

         (b) with respect to guarantees of Indebtedness, the amount of such Indebtedness at the time outstanding.

         "Asset Sale" means the sale, transfer or other disposition by the Company or any of its Subsidiaries to any Person of any asset of the Company or any such Subsidiary.

         "Authorized Officer" means the Chief Executive Officer, Chief Financial Officer, General Counsel, Controller or Treasurer of the Company.

         "Book Value of Assets Sold" means, with respect to any Asset Sale, the net book value of the assets sold pursuant to such Asset Sale calculated in conformity with GAAP.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California and the State of New York or is a day on which banking institutions located in such states are authorized by law or other governmental action to close.

         "Calculation Date" means the date on which the Yield Maintenance Price on the Notes being prepaid pursuant to Section 3.2 or Section 3.3 hereof or accelerated pursuant to Section 8 hereof, as the case may be, is to be determined by the Computing Holder with respect to such Notes. If the Notes are being prepaid pursuant to Section 3.2, the Calculation Date shall be the fifth Business Day prior to the Optional Prepayment Date established pursuant to Section 3.2. If the Notes are being prepaid pursuant to Section 3.3, the Calculation Date shall be the fifth Business Day prior to the Change of Control Prepayment Date. If the Notes are being accelerated pursuant to Section 8 hereof, the Calculation Date shall be the date of acceleration of such Notes.

         "Change of Control" shall occur when any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; provided, however, that The Dan Murphy Foundation may acquire an aggregate beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of the Company (or other securities convertible into such securities) representing up to 49% of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency.

         "Change of Control Prepayment Date" shall have the meaning assigned to such term in Section 3.3.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit B hereto, delivered to each Holder by the Company pursuant to
Section 6.1(iii).

         "Computing Holder" means as of a Calculation Date with respect to (i) the prepayment of Notes pursuant to Section 3.2 or acceleration of the Notes pursuant to clause (c) of the first paragraph of Section 8.1, as the case may be, the Holder at such date of the largest aggregate principal amount of the outstanding Notes or (ii) the prepayment of the Notes pursuant to Section 3.3 or acceleration pursuant to clause (b) of the first paragraph of Section 8.1, as the case may be, the Holder of the Notes at such date so being prepaid or accelerated. For purposes of such determination, the Holder of any Note and any of its Affiliates or Subsidiaries that are Holders of any Notes shall be treated as one Holder.

         "Consolidated", when used with respect to any of the terms defined herein, refers to such terms as reflected in a consolidation of the accounts of the Company and its Subsidiaries in conformity with GAAP (including giving effect to the elimination of all intercompany items in conformity with GAAP).

         "Consolidated Assets" means, as at any date of determination, the total assets of the Company and its Subsidiaries on a Consolidated basis determined in conformity with GAAP.

         "Consolidated EBIT" means, for any period, the sum (without duplication) of (i) Consolidated Net Income for such period (ii) provision for taxes in respect of, or measured by, income or excess profits, calculated on a Consolidated basis for such period; and (iii) Consolidated Interest Expense for such period.

         "Consolidated Fixed Charges" means, for any period and without duplication, the sum of (i) Consolidated Interest Expense for such period, and
(ii) Consolidated Rent Payments paid or payable during such period.

         "Consolidated Income Available For Consolidated Fixed Charges" means, for any period, the sum (without duplication) of (i) Consolidated EBIT for such period, and (ii) Consolidated Rent Payments for such period.

         "Consolidated Interest Expense" means, for any period, the sum, without duplication, of (i) total interest expense (including that portion attributable to capital leases and interest capitalized in conformity with
GAAP) of the Company and its Subsidiaries for such period on a Consolidated basis, including, without limitation, fees payable to the agent and the banks in connection with the Credit Agreement and (ii) the aggregate amount of all interest and finance charges on Consolidated Off Balance Sheet Obligations for such period.

         "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries on a Consolidated basis determined in conformity with GAAP for such period taken as a single accounting period; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, but net of any additional

Investment made by the Company or any of its Subsidiaries in such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or Consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, and (iii) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Consolidated Off Balance Sheet Obligations" means, as at any date of determination, the sum (without duplication) of (i) any indebtedness or obligation of an Affiliate or a Subsidiary of the Company or any of their respective Subsidiaries or any partnership in which the Company or any of its Subsidiaries or any of their respective Affiliates is a general or limited partner, (ii) any outstanding amount of accounts receivable or notes sold by the Company or any of its Subsidiaries, (iii) any non-recourse financing of real property, equipment or other asset by the Company or any of its Subsidiaries or Affiliates, (iv) any liabilities, whether recourse or non-recourse, associated with or secured by "assets held for sale" of the Company or any of its Subsidiaries, (v) any obligations under a sale and lease back transaction entered into by the Company or any of its Subsidiaries as lessee, and (vi) any other transaction, regardless of form, which is the functional equivalent of borrowing by the Company or any of its Subsidiaries; provided that (a) such indebtedness or obligation shall be included only to the extent that it does not appear on the Consolidated financial statements of the Company and (b) if such indebtedness or other obligation is owed by an entity other than the Company or one of its wholly-owned Subsidiaries, it shall be reduced by the amount attributable to other ownership interests.

         "Consolidated Rent Payments" means, for any period, the aggregate amount of the rental payments and other amounts incurred by the Company and its Subsidiaries as lessees under all leases of the Company or its Subsidiaries during such period, including, without limitation, minimum royalty payments, and excluding any amounts incurred in connection with capital leases to the extent such amounts are included in the calculation of Consolidated Interest Expense.

         "Consolidated Tangible Assets" means, at any date of determination,
(i) Consolidated Assets minus (ii) goodwill, patents, trademarks and other intellectual property, organizational expenses, deferred research and developments costs, deferred marketing expenses and other intangible assets of the Company and its Subsidiaries (determined on a Consolidated basis in conformity with GAAP).

         "Consolidated Tangible Net Worth" means, at any date of determination, Consolidated Tangible Assets minus Consolidated Total Liabilities.

         "Consolidated Total Liabilities" means, as at any date of determination, the total liabilities of the Company and its Subsidiaries on a Consolidated basis which may properly be classified as liabilities in conformity with GAAP (including, without limitation, (i) any balance sheet liability with respect to any pension plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88, and (ii) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a "multiemployer plan" (as defined in Section 3(37) of ERISA) as such liability may be set forth in a notice of withdrawal liability under Section 4219 of ERISA, and as adjusted from time to time subsequent to the date of such notice).

         "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation and without duplication, any such obligation directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet item, level of income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof; provided, however, that excluded from this definition shall be contingent obligations to the extent such obligations are indemnified by Onoda Cement Co., Ltd. ("Onoda") pursuant to the agreement among the Company, California Portland Cement Co., and Onoda U.S.A., Inc., dated July 19, 1988, in an aggregate amount not in excess of $47,500,000, on the Closing Date, minus an amount equal to each reduction of such contingent obligations after the Closing Date with each such reduction made on the earlier of (i) the date the applicable payment (or reduction in the contingent obligation) is made by the principal obligor, Onoda or the Company, or (ii) the due date of such payment, but in no event shall the aggregate amount of such reductions be less than $6,170,000 per annum. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported.

         "Credit Agreement" means that certain Credit Agreement dated as of June 30, 1992, among the Company, Bank of America National Trust and Savings Association, as agent, and the lenders party thereto, as it has been and may be amended, supplemented, restated or otherwise modified from time to time.

         "Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or waived within any applicable grace or cure period.

         "Documents" shall mean this Agreement, including all exhibits and schedules hereto, the Notes, and all other documents executed in connection with the consummation of the transactions contemplated herein and therein.

         "Employee Benefit Plan" means any "employee benefit plan" which is defined in Section 3(3) of ERISA and which is or was maintained or contributed to by the Company or any ERISA Affiliate of the Company.

         "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest, incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Hazardous Materials Law, permit, law, rule, regulation, order or agreement with a governmental authority or other Person, arising from environmental, health or safety conditions related to, or the Release or threatened Release by reason of, the past, present or future operations of the Company or any of its Subsidiaries.

         "Environmental Lien" means any Lien in favor of any governmental authority for Environmental Liabilities and Costs.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA Affiliate" as applied to any Person, means (i) any corporation which is or was a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is or was a member; (ii) any trade or business (whether or not incorporated) which is or was a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code for which that Person is or was a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is or was a member.

         "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA;

(v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company or any of its ERISA Affiliates in connection with any such plan; or (x) receipt from the Internal Revenue Service or any successor thereto of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 401(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Sections 401(A)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

         "Hazardous Materials" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or promulgated pursuant thereto, including, without limitation, Hazardous Materials Laws, (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material or substance, exposure to which may or could pose a hazard to the health and safety of the owners or occupants or any Persons surrounding any of the properties owned or occupied by the Company or any of its Subsidiaries.

         "Hazardous Materials Laws" means all statutes, ordinances, orders, rules, regulations, plans or decrees and the like relating to health or welfare or protection of the environment, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, costs recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Company or any of its Subsidiaries or any of their respective properties, each as in effect as of the date of determination.

         "Holders" means the holders of the Notes from time to time, and shall include the Purchasers and the Transferees.

         "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or evidenced by a note or similar written instrument and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtednesses secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "Investments" means and includes all investments made, whether by acquisition of stock or Indebtedness, or by loan, guaranty, advance (other than an advance to an employee and other than endorsements for purposes of collection, in each case in the ordinary course of business), transfer of property, capital contribution, or otherwise, by the Company in any Person which at the time is not a Subsidiary (or a Person which by reason of such investment becomes a Subsidiary) or by any Subsidiary in any Person other than the Company or another Subsidiary (or a Person which by reason of such investment becomes a Subsidiary).

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Material Adverse Effect" means a material and adverse effect on the business, operations, properties, prospects, assets or condition, financial or other, of the Company and its Subsidiaries, taken as a whole.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 3(37) of ERISA to which the Company or any of its ERISA Affiliates is contributing or ever has contributed or to which the Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

         "Net Assets Held For Sale" means the assets and corresponding liabilities listed on Schedule 5 hereto as of the date hereof and held for sale by the Company, as such schedule may be amended from time to time with the consent of the Requisite Holders; provided that the aggregate amount of assets (without giving effect to any reductions based on corresponding liabilities) added to Schedule 5 as a result of amendments subsequent to the date hereof shall not exceed five million dollars ($5,000,000).

         "Officer's Certificate" means a certificate signed in the name of the Company by an Authorized Officer.

         "Overdue Interest Rate" means the greater of (i) 8.70 percent (8.70%) per annum and (ii) two percent (2%) over the rate of interest publicly announced by The Chase Manhattan Bank, N.A., from time to time as its corporate base rate of interest.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

         "Permitted Liens" means the following types of Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

         (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 6.4;

        (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

       (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (iv)  any attachment or judgment Lien, unless the judgment it secures
    (a) shall not, within thirty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty days after the expiration of any such stay or (b) shall be in effect and a period of ten days or less remains prior to any proposed sale thereunder; and

         (v) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property which do not in the aggregate materially interfere with or impair the operation of such property for the purposes for which it is or may reasonably be expected to be used.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, unlawful disposal, discharge, dispersal, leaching or migration of any Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials) or into or out of any property owned, used or operated by the Company or any of its Subsidiaries, including the movement of any Hazardous Materials through or in the air, soil, surface water, groundwater or property.

         "Remedial Action" means all actions required to (i) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform preremedial studies and investigations and post-remedial monitoring and care.

         "Requisite Holders" means Persons holding at any time more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding principal amount of the Notes.

         "Restricted Investments" shall mean Investments other than

         (i) in any direct obligations of the United States or fully guaranteed by the United States;

        (ii) deposit accounts to the extent insured by the Federal Deposit Insurance Corporation (the "FDIC", including any successor to the functions of the FDIC) up to $2,500,000 in the aggregate at any time;

       (iii) in any commercial paper, maturing within 270 days, having a rating of A-1 or P-1 by Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"), respectively;

        (iv) in certificates of deposit, savings or time deposits, capital notes or other evidences of indebtedness of, or guaranteed by, any member bank of the Federal Reserve System (a) having maturities of one year or less and (b) which bank (x) has a combined capital and surplus of at least $500,000,000 as shown on its most recent published balance sheet immediately prior to the date of the making of such investment and (y) is rated (or the senior debt securities of the holding company of such bank are rated) A3 or better or A- or better by Moody's or S&P, respectively;

         (v) in money market preferred stocks rated in one of the top two rating classifications by Moody's or S&P;

        (vi) in repurchase agreements and similar commercial undertakings for terms of less than one year, provided that such repurchase agreements or undertakings are secured and collateralized by obligations of the United States of America or any agency thereof in an aggregate face amount equal to or greater than the obligations so secured; and

       (vii) money market funds, rated in one of the top two rating classifications by Moody's or S&P, substantially all of the assets of which are comprised of securities of the types described in clauses (i), (iii),
    (iv), or (v) immediately above.

         "SEC" means the Securities and Exchange Commission, and any successor thereto.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "Subsidiary", with respect to any person, means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Transferee" shall mean any Person who shall acquire an interest in any Note as a result of an assignment, sale or other transfer by the Holder of such Note.

         "Weighted Average Life to Final Maturity" of any Indebtedness (including the Notes) as of the time of determination thereof means the number of years (rounded to the nearest one-twelfth) obtained by dividing the then Remaining Dollar-Years of such Indebtedness by the then outstanding principal amount of such Indebtedness. For the purposes of this definition, "Remaining Dollar-Years" means the sum of the amounts obtained by multiplying the amount of each then remaining sinking fund, serial maturity or other required repayment, including repayment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time of such determination and the date such repayment is scheduled to be made.

         "Yield Maintenance Price" means, with respect to any principal amount of Notes being prepaid pursuant to Section 3.2 or Section 3.3 or accelerated pursuant to Section 8.1, as the case may be, the greater of (1) the sum of the respective Payment Values of each prospective interest payment (excluding from the first prospective interest payment any amount of interest accrued to the applicable date of prepayment or acceleration), prospective mandatory principal prepayment and the principal payment at maturity in respect of such Notes (the amount of each such payment being herein referred to as a "Payment"), or (2) the unpaid principal amount of such Notes. The "Payment Value" of each Payment shall be determined by discounting such Payment at the Reinvestment Rate for the period from the scheduled date of such Payment (such scheduled date or dates of Payments of principal, in the case of Notes being partially prepaid, to be the date or dates as of which the principal amount being prepaid is to be applied against payment at maturity or mandatory prepayments under the relevant provisions of the Notes) to the applicable date of prepayment or acceleration, as the case may be. The "Reinvestment Rate" is the sum of (a) .50% and (b) the yield to maturity implied by (i) the yields reported on the display designated as "Page 7677" on the Telerate Service (or such other display as may replace Page 7677 on the Telerate Service) for actively traded "On The Run" United States Treasury securities having a maturity equal (or as close as practicable) to the Weighted Average Life To Final Maturity of the principal amount of the Notes so to be prepaid or accelerated, as the case may be, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported as of the Calculation Date with respect to such prepayment or acceleration, as the case may be, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded "On The Run" United States Treasury Securities having a constant maturity equal (or as close as practicable) to the Weighted Average Life To Final Maturity of the principal amount of the Notes so to be prepaid or accelerated, as the case may be. Such implied yield shall be determined, if necessary, by (a) converting United States Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The yields of such United States Treasury securities shall be determined as of 10 A.M. Eastern Time, on the applicable Calculation Date.

    9.2 Accounting Terms; Financial Covenant Calculations. All accounting terms not specifically defined in this Agreement shall be construed, and all financial data required to be submitted by this Agreement shall be prepared, in conformity with GAAP, except as otherwise specifically provided herein. Compliance with financial covenants and other covenants compliance with which requires reference to the Company's financial statements shall be determined in accordance with GAAP as in effect on the Closing Date.

    9.3 Miscellaneous Terms. All terms defined in this Agreement shall be applicable to both the singular and plural forms thereof, as the context requires. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. The term "including" is by way of example and not a limitation.

SECTION 10.  MISCELLANEOUS.

    10.1 Note Payments. The Company agrees that it will make payments of principal of and interest on each Note in accordance with the terms of this Agreement, by wire transfer of immediately available funds for credit to the account numbers and Holders as set forth in Annex I hereto, or such other account or accounts in the United States as you or any Transferee may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this
Section 10.1 to any Transferee which shall have made the same agreement as you have made in this Section 10.1.

    10.2 Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you, each Holder and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you in connection with this Agreement and the related documents and the transactions contemplated hereby, (ii) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or any Transferee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement and the Documents, whether or not such proposed modification shall be effected or proposed consent granted, and (iii) the costs and expenses, including attorneys' fees, incurred by you, each Holder or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement and the Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any Document or the transactions contemplated hereby or by reason of your, such Holder's or such Transferee's having acquired any Note, including without limitation, costs and expenses incurred in any bankruptcy case, provided, that the Company shall only be obligated to pay the attorneys' fees of one counsel representing the Holders unless there is a conflict of interest which results in any Holder engaging separate counsel. The obligations of the Company under this Section 10.2 shall survive the transfer of any Note or portion thereof or interest therein by you, any Holder or any Transferee and the payment of any Note.

    10.3 Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the

Requisite Holders of all Notes except that, without the written consent of the Holder or Holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note (except with the written consent of all Holders of all of the Notes), or change the principal of, or the rate or time of payment of interest on any Note (except with the written consent of all Holders of all of the Notes), or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each Holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 10.3, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein and in the Notes, the term "Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

    10.4 Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $500,000, except as may be necessary to reflect any principal amount not evenly divisible by $500,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the Holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the Holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or such Holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Holder of any Note of the loss, theft or destruction of such Note or, in the case of any mutilation, upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note, and upon receipt of such Holder's indemnity agreement in the case of stolen, lost or destroyed Notes, which shall be an unsecured indemnity if the indemnitor is a domestic bank, insurance company, financial institution, pension fund, mutual fund or similar fund.

          Any new Note issued pursuant to the preceding paragraph shall bear a legend substantially similar to the legend described in Section 5.1.

    10.5 Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and Holder of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the Holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $500,000.

    10.6 Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Documents, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and the other Documents embody the entire agreement and understanding between each of you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof, including without limitation, the term sheet dated May 24, 1993 and any correspondence and oral discussions relating thereto.

    10.7 Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

    10.8 Notices. All written communications provided for hereunder must be in writing and shall be effectively served upon receipt or delivery, or if mailed, upon the first to occur of receipt or the expiration of forty-eight hours after being deposited in certified United States mail, postage prepaid, and (i) if to the Holders addressed to each of you at your respective addresses on Annex I to this Agreement or at such other address as each of you shall have specified to the Company in writing (or at such telefacsimile number as you shall from time to time designate in writing), (ii) if to any other Holder of any Note, addressed to such other Holder at such address (or at such telefacsimile number) as such other Holder shall have specified to the Company in writing or, if any such other Holder shall not have so specified an address (or telefacsimile number) to the Company, then addressed to such other Holder in care of the last Holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 3200 San Fernando Road, Los Angeles, California 90065, Attention: Frederick Sauer, Treasurer, or at such other address as the Company shall have specified to the Holder of each Note in writing (or at such telefacsimile number as the Company shall from time to time designate in writing); provided, however, that any such communication to the Company may also, at the option of the Holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

    10.9 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment in respect of any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

    10.10 Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Requisite Holders, the determination of such satisfaction shall be made by you or the Requisite Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

    10.11 Governing Law; Choice of Forum; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to principles of conflicts of laws. The Company hereby submits to the nonexclusive jurisdiction of the United States District Courts for the Central District of California and of any California State Court sitting in Los Angeles for purposes of all legal proceedings arising out of or relating to the Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY AND EACH OF YOU HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

    10.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    10.13 Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    10.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

    10.15 Confidentiality. Each of you agree that you will not, and will not permit your respective officers, directors, employees or agents to, disclose to any other Person any non-public information furnished to you by the Company or any Subsidiary of the Company which has been identified as confidential or non-public, except (i) as required by law or legal process or by any governmental authority, (ii) such information that has become or is generally available to the public other than as a result of a disclosure prohibited hereby, (iii) such information that is or becomes available to you on a nonconfidential basis from a source not bound by this or another confidentiality agreement with the Company or any Subsidiary of the Company, or (iv) such information that you disclose to a Person who is a prospective transferee of some or all Notes, provided that (x) such Person has first signed a confidentiality agreement substantially identical to that set forth in this
Section 10.15, and (y) if such Person or any Affiliate of such Person is a competitor of the Company, including for purposes of this clause (y) only any Affiliate of a competitor which is a pension fund, the Company has consented thereto. For purposes of this Section 10.15, in no event shall any bank, insurance company, financial institution, pension fund, mutual fund or similar fund be interpreted to be a competitor of the Company except as otherwise provided in clause (y) above.

           If you are in agreement with the foregoing, please sign the acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                           Very truly yours,

                           CALMAT CO.,
                           a Delaware corporation



                           By: /s/ Frederick T. Sauer
                              ------------------------------------
                           Name:  Frederick T. Sauer
                                ----------------------------------
                           Title: Vice President, Treasurer
                                 ---------------------------------




                           By: /s/ Paul Stanford
                              ------------------------------------
                           Name:  Paul Stanford
                                ----------------------------------
                           Title: Senior Vice President-
                                 ---------------------------------
                                  Administration,
                                  General Counsel and Secretary


The foregoing Agreement is
hereby accepted as of the
date first above written.

METROPOLITAN LIFE INSURANCE COMPANY



By: /s/ Thomas R. Lenihan
    -------------------------------
Name: Thomas R. Lenihan
      -----------------------------
Title: Vice-President
       ----------------------------


By: /s/ Leland C. Launer
    -------------------------------
Name: Leland C. Launer
      -----------------------------
Title: Vice-President
       ----------------------------


METROPOLITAN INSURANCE AND
ANNUITY COMPANY



By: /s/ Andrew T. Aoyama
    -------------------------------
Name: ANDREW T. AOYAMA
      -----------------------------
Title: ASSISTANT VICE PRESIDENT
       ----------------------------

METROPOLITAN PROPERTY AND CASUALTY
INSURANCE COMPANY


By:   /s/ Anthony J. Williamson
    -------------------------------
Name: Anthony J. Williamson
      -----------------------------
Title: Vice-President and Treasurer
      -----------------------------

TEXAS LIFE INSURANCE COMPANY
[Registered as TNB STOCK COMPANY]


By:   /s/ Leland C. Launer
    -------------------------------
Name: Leland C. Launer
      -----------------------------
Title: Authorized Signatory
       ----------------------------

                                    ANNEX I

                                                Aggregate Principal
                                                Amount of Notes To
Purchaser                                       Be Purchased
- ---------                                       -------------------
METROPOLITAN LIFE INSURANCE COMPANY             $25,000,000 (to be broken
                                                up into the following
                                                denominations):

                                                $18,000,000
                                                $ 5,000,000  (SA #137)
                                                $ 2,000,000  (SA #50)

All payments on account of the Notes
held by such purchaser shall be made
by wire transfer of immediately available funds not later than 12:00 noon New York time on the date payment is due for credit to:

Metropolitan Life Insurance Company -
Corporate Investments
Account No. 002-2-410591
The Chase Manhattan Bank, N.A.
Metropolitan Branch
33 East 23rd Street
New York, New York  10010
ABA # 021000021

Each such wire transfer shall set forth
the name of the Company, the coupon rate of the Notes, a reference to "PPN 131271B#4" and shall request the bank to send a credit advice to Metropolitan Life Insurance Company.

Addresses for all communications
and notices:

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York  10010

Attention:  Treasurer
Facsimile: (714) 474-1630




                                    ANNEX I
with a copy to:

Metropolitan Life Insurance Company
Corporate Investments-Western Territory
2601 Main Street, Suite 1210
Irvine, California  92714

Attention:  Vice President
Facsimile: (714) 474-1630




                                    ANNEX I

                                    ANNEX I

                                                Aggregate Principal
                                                Amount of Notes To
Purchaser                                       Be Purchased
- ---------                                       -------------------
METROPOLITAN INSURANCE
AND ANNUITY COMPANY                             $5,000,000

All payments on account of the Notes
held by such purchaser shall be made
by wire transfer of immediately available funds not later than 12:00 noon New York time on the date payment is due for credit to:

Metropolitan Insurance and Annuity Company
Account No. 002-1-072301
The Chase Manhattan Bank, N.A.
Metropolitan Branch
33 East 23rd Street
New York, New York  10010
ABA # 021000021

Each such wire transfer shall set forth
the name of the Company, the coupon rate of the Notes, a reference to "PPN 131271B#4" and shall request the bank to send a credit advice to Metropolitan Insurance and Annuity Company.

Addresses for all communications
and notices:

Metropolitan Insurance and Annuity Company
c/o Metropolitan Life Insurance Company
One Madison Avenue
New York, New York  10010

Attention:  Treasurer
Facsimile: (714) 474-1630

with a copy to:

Metropolitan Insurance and Annuity Company
c/o Metropolitan Life Insurance Company
Corporate Investments-Western Territory
2601 Main Street, Suite 1210
Irvine, California  92714

Attention:  Vice President
Facsimile: (714) 474-1630




                                    ANNEX I

                                    ANNEX I

                                                Aggregate Principal
                                                Amount of Notes To
Purchaser                                       Be Purchased
- ---------                                       -------------------
METROPOLITAN PROPERTY AND
CASUALTY INSURANCE COMPANY                      $4,000,000

All payments on account of the Notes
held by such purchaser shall be made
by wire transfer of immediately available funds not later than 12:00 noon New York time on the date payment is due for credit to:

Metropolitan Property and Casualty Insurance Company
Account No. 002-1-025432
The Chase Manhattan Bank, N.A.
Metropolitan Branch
33 East 23rd Street
New York, New York  10010
ABA # 021000021

Each such wire transfer shall set forth
the name of the Company, the coupon rate of the Notes, a reference to "PPN 131271B#4" and shall request the bank to send a credit advice to Metropolitan Property and Casualty
Insurance Company.

Addresses for all communications
and notices:

Metropolitan Property and Casualty Insurance Company
c/o Metropolitan Life Insurance Company
One Madison Avenue
New York, New York  10010

Attention:  Treasurer
Facsimile: (714) 474-1630

with a copy to:

Metropolitan Property and Casualty Insurance Company
c/o Metropolitan Life Insurance Company
Corporate Investments-Western Territory
2601 Main Street, Suite 1210
Irvine, California  92714

Attention:  Vice President
Facsimile: (714) 474-1630




                                    ANNEX I

                                    ANNEX I

                                                Aggregate Principal
                                                Amount of Notes To
Purchaser                                       Be Purchased
- ---------                                       -------------------
TEXAS LIFE INSURANCE COMPANY                    $1,000,000
(Registered in the following manner:
TNB STOCK COMPANY)

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds not later than 12:00 noon, Waco, Texas time on the date payment is due for credit to

Texas Life Insurance Company
Account No. 80022, at the
Texas National Bank
900 Washington Avenue
Waco, Texas 76701
ABA # 111900523
Attn:  Sarah Marten, Trust Dept

Each such wire transfer shall set forth
the name of the Company, the coupon rate of the Notes, a reference to "PPN 131271B#4" and shall request the bank to send a credit advice to Texas Life Insurance Company

Address for all communications and notices:

Texas Life Insurance Company
c/o Metropolitan Life Insurance
  Company
One Madison Avenue
New York, New York  10010

Attention:  Treasurer
Facsimile: (714) 474-1630

with a copy to:

Texas Life Insurance Company
c/o Metropolitan Life Insurance
  Company
Metropolitan Life Insurance Company
Corporate Investments-Western Territory
2601 Main Street, Suite 1210
Irvine, California  92714

Attention:  Vice President
Facsimile: (714) 474-1630




                                    ANNEX I

                                   SCHEDULE 1




ACTIVE SUBSIDIARIES OF CALMAT CO.
(100% owned and California corporation, unless otherwise indicated)


                                                                      Total Assets at
                                                                        5/31/93
                                                                          (000's)
                                                                      ---------------
Allied Concrete & Materials Co. (Arizona)                                    (2)
     Allied Concrete, Inc. (Arizona)                                         (2)
CalMat Co. of Arizona (Arizona)                                              (2)
CalMat Co. of New Mexico (New Mexico)                                      8,393
CalMat Land Co.                                                              (2)
CalMat of Central California                                              27,780
CalMat Properties Co.                                                    136,138 (1)
     CC Plaza Co.                                                            (2)
     Mission Valley Development Co.                                          (2)
     River Vista Development Co.                                             (2)
Coast Asphalt, Inc. (Delaware)                                           120,691 (1)
Hidden Valley Coal Company (Utah)                                            (2)
Huntmix, Inc.                                                             70,009 (1)
Kirst Construction Co., Inc. (50% owned through Crystal partnership)         (2)
     Azusa Rock, Inc. (50% owned through Crystal partnership)             28,159
Moreno Valley Sand & Gravel, Inc.                                          2,567
Palomar Transit Mix Co.                                                    3,485
Reliance Transport Co.                                                       394
Rio Norte Este Co.                                                           (2)
River Bend Corp.                                                          11,688 (1)
Sanger Rock and Sand                                                       2,427 (1)
Sloan Canyon Sand Co.                                                        432
Western Thermal Soils Co.                                                  1,600


(1) For financial reporting purposes these subsidiaries do not have separate accounting records. These amounts represent the tax basis per the 12/31/91 tax return.

(2)      Separate accounting records are not maintained for these companies.





LWLA3\22509.1

INACTIVE SUBSIDIARIES OF CALMAT CO.
(California corporation unless otherwise indicated)



Albuquerque Gravel Products Co. (New Mexico)
Bakersfield Ready Mix, Inc.
California Materials Company
Carroll Canyon Centre Co. (CalMat Properties Co.'s Subsidiary)
Coast Asphalt, Inc.
Conrock Co.
Conrock Co. (Delaware)
Conrock Property Development Corp.
Consolidated Rock Products Co.
Consolidated Rock Products Co. (Delaware)
Corona Ready Mix Co.
Industrial Asphalt, Inc. (Coast Asphalt, Inc.'s Subsidiary)
Oceanside Ready Mix Co.
Reliance Land Co.
Rio Vista Hotel Co. (CalMat Properties Co.'s Subsidiary)
San Diego Consolidated Co.
San Diego Rock Products Co.
San Diego Transit Mixed Concrete Co.
Sweetwater Aggregates Co.
Triangle Rock Products, Inc.





LWLA3\22509.1                          2

                                   SCHEDULE 2
                 CalMat Co. -- Existing Liens and Encumbrances
                              as of June 30, 1993



                                              PRINCIPAL
                                              BALANCE                                                               PARENT
MORTGAGE NOTES:                               OUTSTANDING                RATE         COLLATERAL                    GUARANTEE?
Principal Mutual Life:

  1.  Durbin Business Park -- lot 10             2,400,149             13.25%        12901, 12921, 12941, 12961         No
      Date -- June 3, 1981                                                           12981, 13001 Ramona Blvd.
      Original amount -- $2,600,000

Metmor Financial:

  1.  La Cantera -- North                        1,927,587              9.25%        16011, 16037, 16057 Foothill       No
      Date -- April 1, 1987                                                          Blvd.
      Original amount -- $6,440,000

Aetna Life Ins. Co.:

  1.  Rio Vista Building -- San Diego           10,997,467             10.07%        8885 Rio San Diego Dr.             No
      Date -- October 20, 1987
      Original amount -- $11,300,000

      Total Mortgage Notes                     $15,305,203


MUNICIPAL IMPROVEMENT BONDS:

City of San Diego:

  1.  Carroll Canyon -- Lots 3-5                        $0         5.5 - 7.7%         Lien on property
      Date -- Sept 25, 1981                                                           whentax bill issued-              No
      Original amount -- $1,875,061                                                   amount of taxes only

  2.  Rio Vista -- Lots 2 - 7                                      5.5 - 7.7%         Same as above                     No
      Date -- May 1, 1982
      Original amount -- $2,580,000
      Lots 2-4 and 7                               189,796
      Lot 6 (RVT Consolidated)                      39,369

  3.  Rio Vista West (FSDRIP)                    2,354,955         6.5 - 7.7%         Same as above                     No
      Date -- Aug 3, 1987
      Original amount -- $4,235,675

  4.  Rio Vista ASMT 14 (FSDRIP)
      Date -- 1988
      Original amount -- $174,728.58               148,292         5.5 - 7.7%         Same as above                     No

      Total Bonds                               $2,732,412





LWLA3\22509.1

                                   SCHEDULE 3

                           CalMat CO. & Subsidiaries

                      Disclosure of Environmental Matters



None other than those disclosed in Securities and Exchange Commission - Form 10K for the year ended December 31, 1993, Item 3, Pages 3 & 4 (incorporated by reference).


As of the Closing Date, the Authorized Officers do not believe that any such environmental problems is reasonably likely to result in any Material Adverse Effect.



(a)      Underground Tanks

CalMat maintains underground tanks for fuel storage and for storage of waste oil at numerous facilities in California, Arizona and New Mexico. Tanks are monitored to detect any leakage.

(b) Hazardous material used by CalMat are mostly petroleum products such as diesel fuel, gasoline, grease and solvents used for company vehicles and machinery. Hazardous waste generated is mostly confined to waste oil (hazardous waste in California only) and waste solvents. These are removed for recycling under state and federal procedures.





LWLA3\22509.1

                                   SCHEDULE 3
                                     Page 2

                            CALMAT CO & SUBSIDIARIES
                      DISCLOSURE OF ENVIRONMENTAL MATTERS

                                  CONFIDENTIAL


The EPA has named the Company and approximately 15 other entities as "Potentially Responsible Parties" ("PRP's") under CERCLA in connection with alleged groundwater contamination at a site designated as the North Hollywood Operable Unit of the San Fernando Valley Area 1 Superfund Site. The EPA has advised the Company and the other PRP's that they may be jointly and severally liable for releases of hazardous substances, not only from properties they owned or operated, but also for area-wide groundwater contamination. One of the Company's corporate predecessors is in the chain of title of a property operated in the past as a landfill and alleged to be connected with the contamination. The property was sold to a third party in 1988. That party has also been named as a PRP.

No legal proceedings have been initiated by the EPA at this time, although proceedings are threatened at an early date unless settlement is reached. The EPA has demanded payment of $17,213,355 for costs incurred in evaluation and containment of the contamination. Because of uncertainty regarding the scope and source of the contamination and the likelihood of varying degrees of responsibility among various PRP's, the Company has not determined what portion of this amount it may be liable for should a settlement and allocation among the PRP's be negotiated. The Company has, at this time, no detailed factual information concerning actual contributions to the contamination, if any, from the site in question, has not yet had an opportunity to investigate possible defenses or insurance coverage which may be available to it, and has not investigated the possibility of recovery from other PRP's or third parties not named by the EPA as PRP's.





LWLA3\22509.1

                                                                        DETNEEDS

                                   SCHEDULE 4
                 CalMat Co. & Subsidiaries Outside Indebtedness
                                   30-Jun-93



BANK CREDIT FACILITIES:----CalMat Co. Obligations

                                                                                                                         Final
                                TYPE OF                  AMOUNT               AMOUNT               CONVERSION            Maturity
                                FACILITY                 COMMITTED            OUTSTANDING          DATE                  DATE
Bank of America (as Agent)      Revolver                 $100,000,000         $77,000,000          N/A                   30-Jun-97
Morgan Bank**                   Revolver -- (Term Out)     10,000,000          10,000,000          30-Apr-93             30-Apr-96
First Chicago                   Revolver                   35,000,000          30,000,000          20-Aug-94             20-Aug-96
Sanwa Bank, Ltd. of CAQ.        L/C Facility               25,000,000          12,431,800
Bank of America                 L/C Facility                1,000,000             251,127
Valley Bank -- Arizona          L/C Facility                2,000,000           1,967,042

                                TOTAL:                   $173,000,000         TOTAL:               $131,649,969

MORTGAGES:--Cal Matt Properties Co. Obligations

                                                                                                            OUTSTANDING
                               MATURITY              RATE          PROPERTY                                 BALANCE
Aetna                          11/01/2002            10.07%        Rio Vista Bldg -- San Diego              $10,977.467
Principal Mutual               09/01/1999            13.25%        Durbin Business Park -- Lot 10             2,400,149
Metmor Financial               04/01/1994             9.25%        La Cantera North                          1,0927,587

                                                                   TOTAL:                                   $15,305,203

IMPROVEMENTS BONDS:(Liens on property payments part of tax bill) -- CalMat Properties Co. Obligations

                                                                                                            OUTSTANDING
                               MATURITY              RATE          PROPERTY                                 BALANCE
City of San Diego              N/A                   Various       Carroll Canyon -- Lots 3 -- 5            $        0
City of San Diego              N/A                   Various       Rio Vista -- Lots 2 -- 7                    189,796
City of San Diego              N/A                   Various       Rio Vista -- Lots 6 (RVTConsolidated)        39,369
FSDRIP                         N/A                   Various       Rio Vista West (FSDRIP)                   2,354,955
FSDRIP                         N/A                   Various       Rio Vista ASMT14 (FSDRIP)                   148,292

                                                                   TOTAL:                                   $2,732,412

MISCELLANEOUS NOTES PAYABLES:--CalMat Co. Obligations

                                                                                                            OUTSTANDING
                               MATURITY              RATE          PROPERTY                                 BALANCE
Chase Property                 08/01/1994            10.00%        N/A                                      $      0
Peterson Note                  12/01/1995            13.25%        N/A                                        42,320
Padre Buy-Out Note             Due on Call           Prime         N/A                                       250,000

                                                                   TOTAL:                                   $292,320

** The Morgan Bank Revolver is in its "Term Out" period. Principal amortization of $333.000 per quarter.





LWLA3\22509.1

                                  SCHEDULE 5


 NET ASSETS HELD FOR SALE -- MAJOR PROPERTIES AND ASSOCIATED DEBT AS OF 6/30/93


                                           SQ FT OR                          NET BOOK         CASH FLOW        ASSOCIATED
                          TYPE             ACREAGE          % OCCUPIED       VALUE            1992 BUDGET      DEBT
RIO VISTA TOWER           Office           192,147          70.8%            $24,406,000 (A)  $2,967,000       $15,000,000 *

CARROLL CANYON PLAZA      Office            47,230          52.9%            $ 3,501,000 (B)  $  134,000            $0

BEYER PACIFIC             Industrial        41,940          74.6%            $ 1,925,000 (C)  $   18,000            $0
                                           -------                           -----------      ----------
                                           281,317                           $29,832,000      $3,119,000
                                           =======                           ===========      ==========

(A) -- A write-down reserve of $9,406,000 has not been subtracted.

(B) -- A write-down reserve of $1,501,000 has not been subtracted.

(C) -- A write-down reserve of $125,000 has not been subtracted.

 *  -- This is an allocation of corporate debt, not a mortgage.





LWLA3\22509.1

                                   SCHEDULE 6

                           CalMat CO. & Subsidiaries

                        Disclosure of Pending Litigation



None other than that disclosed in Securities and Exchange Commission - Form 10K, dated December 31, 1992, Item 3, Pages 3 & 4, (incorporated here by reference).


As of the Closing Date, the Authorized Officers do not believe that any such actions, suits or proceedings is reasonably likely to result in any Material Adverse Effect.





LWLA3\22509.1

                                   SCHEDULE 7

                           CalMat CO. & Subsidiaries

                           Disclosure of Unpaid Taxes



ARIZONA:

         1. Proposed income tax assessment for CalMat Co. and Subsidiary Companies in the amount of $270,488 for the period January 1, 1984 through December 31, 1988.

CalMat Co. has appealed this proposed assessment, and expects that a refund will be due as a result of the review process.

         2. Arizona consolidated income tax return for CalMat Co. and Subsidiary Companies for the tax year ended December 31, 1992.

The 1992 Arizona income tax return is on extension, and will be filed by the extended due date of September 15, 1993. All taxes expected to be due for the year were paid with the "Application for Extension of Time to File", Form 120EXT.



NEW MEXICO:

         1. New Mexico state income tax returns for CalMat Co. for the period January 1, 1989 through December 31, 1992.

CalMat Co. qualified to do business in New Mexico during 1989, and is required to file separate company returns for this period. The combined tax liability for these separate company returns is less than $500.



UTAH:

         1. Utah Corporation Franchise Tax Liability for the tax period 1991 through 1992.

The expected tax liability is less than $500.





LWLA3\22509.1

                                                                       EXHIBIT A

                           [FORM OF PROMISSORY NOTE]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

                                   CALMAT CO.

                 6.70% SENIOR UNSECURED NOTE DUE JULY 23, 2000

No. __________                                                  July 23, 1993
$ ____________                                        Los Angeles, California


                 FOR VALUE RECEIVED, the undersigned, CALMAT CO., a Delaware corporation (the "Company"), hereby promises to pay to _____________________ _________________________________________________, or registered assigns, the principal sum of __________________________________________________ DOLLARS
on July 23, 2000, with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.70% per annum from the date hereof, payable semiannually on the 23rd day of January and July in each year, commencing with the January 23 or July 23 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of premium, payable as aforesaid (or, at the option of the Holder hereof, on demand) at a rate per annum from time to time equal to the Overdue Interest Rate (as such term and all other capitalized terms used but not defined herein are defined in the Agreement defined more fully below).

                 Payments of principal of, interest on and any premium payable with respect to this Note are to be made at the main office of The Chase Manhattan Bank, N.A. in New York City or at such other place as the Holder shall designate to the Company in writing, in lawful money of the United States of America.

                 This Note is one of the senior promissory notes (the "Notes") issued pursuant to a Note Purchase Agreement, dated as of July 23, 1993 (the "Agreement"), among the Company, Metropolitan Life Insurance Company, Metropolitan Insurance and Annuity Company, Metropolitan Property and Casualty Insurance Company and Texas Life Insurance Company and is entitled to the benefits thereof.

                 This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of





LWLA3\22509.1
transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the Holder hereof or such Holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the Transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                 This Note is subject to (i) mandatory prepayments of principal by the Company as specified in Section 3.1 of the Agreement, (ii) optional prepayments by the Company, in whole or in part, at the Yield Maintenance Price as specified in Section 3.2 of the Agreement and (iii) prepayment at the option of the Holder upon a Change of Control at the Yield Maintenance Price as specified in Section 3.3 of the Agreement.

                 In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

                 This Note shall be governed by, and construed in accordance with, the laws of the State of California.

                                       CALMAT CO.



                                        By: ________________________________
                                        Title: _____________________________





LWLA3\22509.1                            2

                                                                       EXHIBIT B

                             COMPLIANCE CERTIFICATE

[Pursuant to Section 9.3 of the Note Purchase Agreement, compliance with financial covenants and other covenants compliance with which requires reference to the Company's financial statements shall be determined in accordance with GAAP as in effect on the Closing Date. Any and all differences between amounts included in the financial statements delivered pursuant to
Section 6.1 of the Note Purchase Agreement and amounts reflected in this Compliance Certificate shall be identified in a separate line item identified as "Increase (Decrease) Due to Change In GAAP".]

7.1      Indebtedness
         ------------

1.       Ratio of Consolidated Total Liabilities to
         ------------------------------------------
         Consolidated Tangible Net Worth
         -------------------------------

         (a)     Consolidated Total Liabilities on the
                 last day of the current fiscal quarter      $__________

         (b)     Adjustment for Rio Vista Tower              $__________

         (c)     Consolidated Total Liabilities for
                 purposes of Section 7.1A                    $__________

         (d)     Consolidated Total Assets on the last
                 day of the current fiscal quarter           $__________

         (e)     Adjustment for Rio Vista Tower              $__________

         (f)     Consolidated Total Assets for purposes
                 of Section 7.1A                             $__________

         (g)     Consolidated Tangible Net Worth, as
                 adjusted on the last day of the current
                 fiscal quarter                              $__________

         (h)     Ratio of Consolidated Total Liabilities
                 to Consolidated Tangible Net Worth, each
                 as adjusted (item 1(c) divided by
                                        ------- --
                 item 1(g))                                  ____ to 1.00

         (i)     Maximum ratio of adjusted Consolidated
                 Total Liabilities to adjusted
                 Consolidated Tangible Net Worth
                 permitted by Section 7.1B                   1.00 to 1.00





LWLA3\22509.1                            1

         (j)     Indebtedness of Subsidiaries on the last
                 day of the current fiscal quarter,
                 excluding Indebtedness of Subsidiaries
                 as of July 23, 1993 and identified on
                 Schedule 4 to the Note Purchase
                 Agreement                                      $__________

         (k)     Consolidated Tangible Net Worth (without
                 adjustment) on the last day of the
                 current fiscal quarter                         $__________

         (l)     Maximum Indebtedness of Subsidiaries
                 permitted by Section 7.1C (item 1(k)
                 multiplied by 5%)                              $__________
                 ---------- --

7.2      Liens
         -----

1.       (a)     Aggregate value of property encumbered
                 by Liens pursuant to Section 7.2 on the
                 last day of the fiscal quarter                 $__________

         (b)     Consolidated Tangible Net Worth on the
                 last day of the fiscal quarter

         (c)     Maximum aggregate value of property
                 permitted to be encumbered by Liens
                 pursuant to Section 7.2 (10% multiplied
                                              ----------
                 by item 1(b))                                  $__________
                 --

7.3      Restricted Investments, Dividends, Etc.
         --------------------------------------

1.       (a)     Aggregate amount of dividends paid or
                 payable subsequent to December 31, 1992
                 pursuant to Section 7.3(i)                     $__________

         (b)     Aggregate amount applied to purchase,
                 redemption or retirement of stock since
                 December 31, 1992 pursuant to
                 Section 7.3(ii)                                $___________

         (c)     Aggregate Amount of Restricted
                 Investments on the last day of the
                 fiscal quarter                                 $___________

         (d)     Total of (a), (b) and (c)                      $___________

         (e)     Maximum aggregate amount of Restricted
                 Investments and distributions permitted
                 pursuant to Section 7.3 ($20,000,000
                 plus 50% of positive cumulative
                 ----
                 Consolidated Net Income or minus 50% of
                                            -----
                 negative cumulative Consolidated Net
                 Income plus the net cash proceeds
                        ----
                 received by the Company from the sale of





LWLA3\22509.1                              2

                 its common stock after the Closing Date,
                 other than for common stock sold to a
                 Subsidiary)                                  $__________

7.4      Contingent Obligations
         ----------------------

1.       (a)     Aggregate amount of Contingent
                 Obligations of the Company outstanding
                 on the last day of the fiscal quarter
                 pursuant to Section 7.4                      $__________

         (b)     Maximum aggregate amount of Contingent
                 Obligations permitted pursuant to
                 Section 7.4                                  $40,000,000

7.5      Financial Covenants
         -------------------

1.       Minimum Consolidated Tangible Net Worth
         ---------------------------------------

         (a)     Consolidated Tangible Assets on the last
                 day of the fiscal quarter                    $__________

         (b)     Consolidated Total Liabilities on the
                 last day of the fiscal quarter               $__________

         (c)     Cumulative Consolidated Tangible Net
                 Worth on the last day of the fiscal
                 quarter (item 1(a) minus item 1(b))          $__________
                                    -----

         (d)     Cumulative Consolidated Net Income for
                 each fiscal year ending on December 31,
                 1993 and thereafter (without reduction
                 for any negative Consolidated Net Income
                 in any fiscal year)                          $__________

         (e)     Minimum Consolidated Tangible Net Worth
                 ($250,000,000 plus an amount equal to
                               ----
                 50% of item 1(d))                            $__________

2.       Minimum Consolidated Fixed Charge Coverage
         ------------------------------------------
         Ratio
         -----

         (a)     Consolidated EBIT for the current and 3
                 preceding fiscal quarters                    $__________

         (b)     Consolidated Rent Payments for the
                 current and 3 preceding fiscal quarters      $__________

         (c)     Aggregate amount of all interest and
                 finance charges on Consolidated Off
                 Balance Sheet Obligations for the
                 current and 3 preceding fiscal quarters      $__________





LWLA3\22509.1                            3

         (d)     Consolidated Income Available For
                 Consolidated Fixed Charges for the
                 current and 3 preceding fiscal quarters
                 (item 2(a) plus item 2(b) plus
                            ----           ----
                 item 2(c))                                    $__________

         (e)     Consolidated Interest Expense for the
                 current and 3 preceding fiscal quarters       $__________

         (f)     Consolidated Fixed Charges for the
                 current and 3 preceding fiscal quarters
                 (item 2(e) plus item 2(b))                    $__________
                            ----

         (g)     Consolidated Fixed Charge Coverage Ratio
                 for the current and 3 preceding fiscal
                 quarters (item 2(d) divided by
                                     ------- --
                 item 2(f))                                    ____ to 1.00

         (h)     Minimum Fixed Charge Coverage Ratio
                 required pursuant to Section 7.5B             ____ to 1.00

7.7      Asset Sales
         -----------

1.       (a)     Aggregate Book Value of Assets Sold in
                 the current and preceding eleven
                 calendar months                               $__________

         (b)     Aggregate Book Value of Assets Sold from
                 sales in the current and preceding
                 eleven calendar months of Net Assets
                 Held for Sale listed on Schedule 5 on
                 the Closing Date                              $__________

         (c)     Aggregate amount of Asset Sales pursuant
                 to Section 7.7(ii) (item 1(a) minus
                                               -----
                 item 1(b))                                    $__________

         (d)     Consolidated Tangible Net Worth as of
                 the last day of the immediately
                 preceding fiscal year                         $__________

         (e)     Maximum aggregate amount of Asset Sales
                 permitted pursuant to Section 7.7(ii)
                 (15% multiplied by item 1(d))                 $__________
                      ---------- --

         (f)     Book Value of Assets Sold since the
                 Closing Date                                  $__________

         (g)     Maximum aggregate Book Value of Assets
                 Sold since the Closing Date (40% of
                 Consolidated Tangible Net Worth as of
                 the last day of the immediately
                 preceding fiscal year)                        $__________





LWLA3\22509.1                           4

                                                                       EXHIBIT C

                   FORM OF COMPANY COUNSEL'S CLOSING OPINION

                                                                   July 23, 1993

To the Persons Listed on
Annex 1 hereto

                 Re: CalMat Co. (the "Company") Issuance of 6.70% Senior Unsecured Notes Due July 23, 2000
                          --------------------------------------------
Ladies and Gentlemen:

                 Reference is made to the Note Purchase Agreement, dated as of July 23, 1993 (the "Note Purchase Agreement"), among the Company, and each of the purchasers listed on Annex 1 attached thereto (the "Purchasers"), which provide, inter alia, for the issuance and sale by the Company of its 6.70% Senior Unsecured Notes due July 23, 2000, in the aggregate principal amount of Thirty-Five Million Dollars ($35,000,000). The capitalized terms used herein and not defined have the meanings specified in the Note Purchase Agreement.

                 I am General Counsel to the Company and have acted in such capacity in connection with the transactions contemplated by the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 2.2 of the Note Purchase Agreement. In acting as such counsel, I have examined:

                          (a)     the Note Purchase Agreement;

                          (b) the Company's 6.70% Senior Unsecured Notes due July 23, 2000, dated the date hereof, in the form, principal amount, and with the registration numbers set forth on Annex 1 to the Note Purchase Agreement (the "Notes");

                          (c) the documents executed and delivered by the Company in connection with the transactions contemplated by the Note Purchase Agreement;

                          (d) the bylaws and records of proceedings of the Board of Directors of the Company, and a certified copy of the Certificate of Incorporation of the Company, as in effect on the date hereof;

                          (e) a long-form good standing certificate from the Secretary of State of Delaware, good standing certificates from the states of incorporation of each of its Subsidiaries, and foreign good standing certificates for each of such corporations from each of the states set forth on Annex 2 hereto; and





LWLA3\22509.1

                          (f) originals, or copies certified or otherwise identified to my satisfaction, of such other documents, records, instruments and certificates of public officials as I have deemed necessary or appropriate to enable me to render this opinion.

In rendering this opinion, I have relied, to the extent I deem necessary and proper, on warranties and representations as to factual matters not requiring legal conclusions contained in the Note Purchase Agreement.

                 This opinion is based upon the laws of the State of California, the Delaware General Corporation Law and federal law.

                 Based on the foregoing, I am of the following opinions:

                 1. Each of the Company and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business and own its property.

                 2. Each of the Company and the Subsidiaries is duly qualified and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify and be in good standing would not have a material adverse effect on the ability of the Company to perform its obligations under the Note Purchase Agreement and the Notes.

                 3. I am aware of no judgment, order, writ, injunction, decree, award, action, suit, proceeding, inquiry or investigation, at law or in equity, before any court or governmental authority, arbitration board or tribunal, pending or threatened against the Company or any Subsidiary, except for any such judgment, order, writ, injunction, decree, award, action, suit, proceeding, inquiry or investigation that would not have a material adverse effect on the ability of the Company to perform its obligations under the Note Purchase Agreement and the Notes.

                 4. The Company has the requisite corporate power and authority to execute and deliver the Note Purchase Agreement, to issue and sell the Notes, and to perform its obligations set forth in each of the Note Purchase Agreement and the Notes.

                 5. Each of the Note Purchase Agreement and the Notes has been duly authorized by all necessary corporate action on the part of the Company (no action on the part of the stockholders of the Company being required in respect thereto), has been executed and delivered by duly authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.





LWLA3\22509.1                            2

                 6. The execution and delivery of the Note Purchase Agreement and the Notes by the Company, and the performance by the Company of its obligations thereunder, and the issue and sale of the Notes by the Company, will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrances upon any of the property of the Company or any Subsidiary, respectively, pursuant to the certificate of incorporation or bylaws of the Company or any Subsidiary, any applicable law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement or instrument to which the Company or any Subsidiary is a party or by which its respective properties may be bound.

                 7. All consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications and recordations with, governmental authorities required on the party of the Company and the Subsidiaries have been obtained in connection with the execution and delivery of each of the Note Purchase Agreement and the Notes and the issue and sale of the Notes and the use of the proceeds thereof.

                 8. Under existing law, the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement and the Notes are exempted transactions under the Securities Act of 1933, as amended, and neither the registration of the Notes under said Securities Act, the registration of the Notes under the "Blue Sky" laws of the State of California, nor the qualification of an indenture with respect thereto under the Trust Indenture Act of 1939, as amended, is required in connection with such transactions.

                 9. Neither the issuance of the Notes nor the intended use of the proceeds of the Notes (as set forth in Section 4.16 of the Note Purchase Agreement) will violate Regulations G, T or X of the Federal Reserve Board.

                 10. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 11. Each of the Company and the Subsidiaries is the owner of record of all of the shares it purports to own of the capital stock of each of its Subsidiaries, free and clear in each case of any perfected security interest, and any other Lien. All such shares have been duly issued and are fully paid and nonassessable.

                 My opinion herein as to the enforceability of documents and instruments referred to herein are subject to:

                 (a) applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally,





LWLA3\22509.1                             3

                 (b) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of a court in granting equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity), and

                 (c) the unenforceability under certain circumstances of any provisions which impose penalties or forfeiture.

                 In rendering my opinions above, I have assumed the accuracy of, and have relied upon, the representations contained in Section 5.1 of the Note Purchase Agreement and have further assumed that each of the Purchasers is knowledgeable, sophisticated and experienced in business and financial matters, has previously invested in securities similar to the Notes in transactions not registered under the Securities Act, is able to bear the economic risk of its investment in the Notes and is a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and/or an "accredited investor," as defined in Regulation D under the Securities Act.

                 I am admitted to the Bar of the State of California. In addition, I am generally familiar with the General Corporation Law as in effect in the State of Delaware and have made such investigation thereof as I deemed necessary for the purpose of rendering the opinions expressed herein. This opinion is limited to the present laws of the aforementioned jurisdictions and the United States of America, to present judicial interpretations thereof and to the facts as they exist at the date hereof. I assume no obligation to revise or supplement this opinion should the present laws of such jurisdictions be changed by legislative action, judicial decision or otherwise. This opinion is rendered as of the date hereof, and I express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of, changes or circumstances or events which occur subsequent to this date.

                 This opinion is rendered solely for your benefit in connection with the execution and delivery of the Note Purchase Agreement and the Notes and may not be relied upon by any other person or by you in any other context or for any other purpose without my prior written consent. At your request, I hereby consent to reliance hereon by any future participants or transferees of all or any part of your interest in the Note Purchase Agreement or the Notes; provided that you have notified such participant or transferee that this opinion speaks only as of the date hereof and that I have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other development of which I may later become aware.

                                       Very truly yours,





LWLA3\22509.1                            4

                                                                       EXHIBIT D

                                                                   July 23, 1993

CalMat Co.
3200 San Fernando Road
Los Angeles, CA 90065

Attention:  Chief Financial Officer

Ladies and Gentlemen:

                 In connection with the sale to us today of $35,000,000 aggregate principal amount of your 6.70% Senior Unsecured Notes due July 23, 2000 (the "Notes") issued pursuant to the Note Purchase Agreement among CalMat Co., Metropolitan Life Insurance Company, Metropolitan Insurance and Annuity Company, Metropolitan Property and Casualty Insurance Company and Texas Life Insurance Company, dated as of July 23, 1993, (the "Note Agreement"), we hereby advise you pursuant to Section 2.10 of the Note Agreement that $7,000,000 aggregate principal amount of the Notes to be purchased by us are being acquired for two separate accounts (as defined in ERISA (as defined in the Note Agreement)) maintained by us. These separate accounts are identified on Schedule A hereto. Also set forth on Schedule A hereto are the employee benefit plans (as defined in ERISA) whose assets in such separate accounts constitute more than 10% of the total assets of such separate accounts on the date hereof.

                 Please verify and confirm to us by your signature at the foot hereof that neither you nor any corporation, trade or business that is, along with you, a member of a controlled group of corporations or a controlled group of trades or businesses, as defined in sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate") is a party in interest (as defined in ERISA) with respect to such employee benefit plans.

                                       Very truly yours,

                                       METROPOLITAN LIFE INSURANCE COMPANY

                                       By ________________________________

CALMAT CO. hereby verifies and confirms to Metropolitan Life Insurance Company that neither CALMAT CO. nor any Erisa Affiliate
(as above defined) is a party in interest
(as above defined) with respect to the
employee benefit plans (as above defined) set forth on Schedule A hereto.

CALMAT CO.

By _____________________________________





LWLA3\22509.1                           1

                            SCHEDULE A TO EXHIBIT D



 Metropolitan                        Employee Benefit Plan Having              Amount of Notes
 Separate Account                    Greater Than 10% Interest                 Purchased by
 Acquiring Notes                     in the Separate Account                   Separate Account
 ----------------                    ----------------------------              ----------------
 Separate Acct.                      American Home Products                    $2,000,000
 No. 50
 Separate Acct.                      General Dynamics                          $5,000,000
 No. 137                             Retirement Plan





LWLA3\22509.1                          1

                                   EXHIBIT E
                           CalMat Co. -- Consolidated
                  LEGALITY UNDER DELAWARE STATE INSURANCE LAW
                               Bond of Note Issue
                             (Amounts in Thousands)



                                                                    Fiscal Year Ending
                                                                    ------------------
Net Income Available for Dividends
Add:
         Federal & State Income Taxes
         Extraordinary Non-Recurring Expenses                        _______________
                                  Total:

Deduct:
         Extraordinary Non-Recurring Income                          _______________
A.  Balance
Add:
         B.  Interest on Funded & Unfunded Debt
             (1).  Consolidated Interest Expense
             (2).  Interest Expense on Net Assets Held For Sale
         C.  Amortization of Debt Discount
         D.  Preferred Dividends of Subsidiaries Payable to Others
         E.  Gross Rentals for Leased Land, Bldgs & Equip.
         F.  Gross Rentals for all Leased Machinery & Equip.         _______________

         G.  TOTAL FIXED CHARGES (B TO F)                            _______________

H.  Total Net Earnings Available for Fixed Charges (A plus G)        _______________
I.  Times Earned (H divided by G)                                    _______________

** Lease and Rental Expense not tracked separately prior to 1991 -- not material.



Prepared by               Frederick T. Sauer
Title                     Vice President & Treasurer - CalMat Co.
Date                      July 15, 1993





LWLA3\22509.1                          1

                                   EXHIBIT F

                               FORM OF CALMAT CO.
                             OFFICER'S CERTIFICATE
                       RELATING TO CONTINGENT OBLIGATIONS



                 Reference is made to that certain Note Purchase Agreement dated as of July 23, 1993 (the "Note Purchase Agreement") among Metropolitan Life Insurance Company, certain of its affiliates and CalMat Co. (the "Company"). Capitalized terms used herein without definition have the meanings assigned thereto in the Note Purchase Agreement. This Officer's Certificate is delivered pursuant to Section 2.6(vii) of the Note Purchase Agreement.

         The undersigned hereby certifies as follows:

                 1. The Company guaranteed certain obligations of California Portland Cement Company ("CPC") under a certain sale-leaseback arrangement by and between Mercantile Safe Deposit and Trust Company, as Owner-Trustee, Trust Company Bank, as Owner-Participant, CPC, as Lessee, and four insurance companies, as Lenders, dated as of June 1, 1985, relating to the Colton cogeneration facility. The Company guaranteed annual lease payments on the facility of approximately $5,300,000 until January, 2000. As of the date hereof, the aggregate contingent obligation of the Company with respect thereto is approximately $37,100,000.

                 2. The Company guaranteed the obligations of Allied Cement Company ("ACC") pursuant to that certain Guaranty dated December 10, 1987 in favor of Wilmington Liquid Bulk Terminals, Inc. The Company guaranteed annual lease payments of approximately $870,000 until December, 2005. As of the date hereof, the aggregate contingent obligation of the Company with respect thereto is approximately $10,400,000.

                 3. Such guarantees were entered into by the Company prior to the transfer of CPC and ACC by the Company.

                 4. Pursuant to an agreement dated July 19, 1988 (the "Indemnity") among the Company, CPC and Onoda U.S.A., Inc. ("Onoda") by which the Company transferred its cement division and other related assets to Onoda, Onoda indemnified the Company in full with respect to the Company's guarantees of the obligations of CPC and ACC described in paragraphs 1 and 2 above.





                                      F-1





LWLA3\22509.1

                 5. The Indemnity is in full force and effect as of the date hereof, there are no pending disputes between the parties thereto and Onoda has not challenged the validly, binding effect or enforceability of the Indemnity.


                 IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of July, 1993.


                                       ______________________________
                                       Frederick T. Sauer
                                       Vice President & Treasurer


                                      F-2